SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
LAS VEGAS SANDS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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LETTER FROM THE CHAIRMAN

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of Las Vegas Sands Corp., which will be held on June 10, 2011 at 2:00 p.m., New York time, at the Sheraton New York Hotel & Towers located at 811 Seventh Avenue, New York, New York 10019.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year we again are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 29, 2011. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 29, 2011.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.

On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

Sheldon G. Adelson
Chairman of the Board
and Chief Executive Officer

April 29, 2011

NOTICE OF ANNUAL MEETING

to be held on

June 10, 2011

To the Stockholders:

The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at the Sheraton New York Hotel & Towers located at 811 Seventh Avenue New York, New York 10019, on June 10, 2011, at 2:00 p.m., New York time, for the following purposes:

1. To elect three directors to the Board of Directors, each for a three-year term;

2. To consider and act upon the ratification of the selection of our independent registered public accounting firm;

3. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers;

4. To consider and act upon an advisory (non-binding) proposal on how frequently stockholders should vote to approve compensation of the named executive officers; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 15, 2011 are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

Michael A. Leven
President, Chief Operating Officer
and Secretary

April 29, 2011

PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

PROXY STATEMENT

i

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Friday, June 10, 2011, at the Sheraton New York Hotel & Towers located at 811 Seventh Avenue, New York, New York 10019, beginning at 2:00 p.m., New York time. Please note that throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “we,” “us,” or “our.”

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 29, 2011. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 29, 2011.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 15, 2011, will be entitled to vote at the meeting or any adjournment thereof.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 15, 2011, 728,978,326 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may attend the annual meeting and vote your shares in person. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customer’s stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under new NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation and the advisory proposal on how frequently stockholders should vote to approve the compensation of the named executive officers, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, his wife, Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 47.1% of our outstanding Common Stock as of the record date. Mr. Adelson, Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated that they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.

Brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation or the advisory proposal on how frequently stockholders should vote to approve compensation of the named executive officers without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. Unless you vote your shares, your shares will not be voted in the election of directors as set forth in Proposal 1 below, the advisory proposal on executive compensation as set forth in Proposal 3 below or the advisory proposal on how frequently stockholders should vote to approve compensation of our executive officers as set forth in Proposal 4 below.

     If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:

•	“FOR” the election of each of the nominees for director as set forth under Proposal 1 below;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 as described in Proposal 2 below;

•	“FOR” the advisory proposal on executive compensation as described in Proposal 3 below; and

•	“FOR” every year as the frequency for advisory votes on the compensation of the named executive officers as described in Proposal 4 below.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting in person at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Sands Boulevard South, Las Vegas, Nevada 89109. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the Company’s 2011 Annual Report are available at http://investor.lasvegassands.com/proxy.cfm. These materials are also available on the Investor Relations page of our website, www.lasvegassands.com. In the future, for stockholders who have not already opted to do so, instead of receiving copies of the Notice of Annual Meeting and Proxy Statement and annual report in the mail, stockholders may elect to view proxy materials for the annual meeting on the Internet or receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet and how to instruct us to send future proxy materials to you electronically by e-mail. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

Stockholders of Record.  If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.  If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce
Duplicate Mailings

In connection with the Company’s annual meeting of stockholders, the Company is required to send to each stockholder of record a Notice or a Proxy Statement and annual report, and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single Notice or Proxy Statement and annual report but later decide that you would prefer to receive a separate copy of the Notice or Proxy Statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements or annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement or annual report for each stockholder sharing your address in the future, you may contact our transfer agent, American Stock Transfer & Trust Company, directly by telephone at 1-800-937-5449 or by visiting its website at www.amstock.com and following the instructions.

Important Notice about Security

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 31, 2011 as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each executive officer;

•	each individual named in the Summary Compensation Table;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

	Beneficial Ownership(1)
Name of Beneficial Owner(2)	Shares	Percent (%)

Sheldon G. Adelson(3)	258,578,848	35.5%
Dr. Miriam Adelson(4)	178,126,267	21.8
Timothy D. Stein(5)	252,484,393	34.7
Michael A. Leven(6)	3,209,612	*
Robert G. Goldstein(7)	1,029,614	*
Kenneth J. Kay(8)	100,211	*
Jason N. Ader(9)	26,343	*
Irwin Chafetz(10)	50,990	*
Charles D. Forman(11)	193,369	*
George P. Koo(12)	16,394	*
Jeffrey H. Schwartz(13)	46,580	*
Irwin A. Siegel(14)	28,620	*
Thomas Arasi(15)	—	*
Steven C. Jacobs(16)	352,280	*
All current executive officers and current directors of our Company as a group (10 persons)(17)	263,280,581	36.1%

*	Less than 1%.

(1)	A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 728,656,309 shares issued and outstanding at the close of business on March 31, 2011 plus any shares of our Common Stock underlying (a) with respect to Dr. Adelson only, warrants held by Dr. Adelson as described in footnote 4 and (b) with respect to all individuals listed on the table, options held by any such individual that are vested and exercisable or will become vested and exercisable within 60 days.

(2)	Other than Timothy D. Stein, Thomas Arasi and Steven C. Jacobs, the address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)	This amount includes (a) 100 shares of our Common Stock held by Mr. Adelson, (b) 45,596 shares of restricted stock (of which 3,965 shares are vested), (c) options to purchase 456,662 shares of our Common Stock that are vested and exercisable, (d) 382,280 shares of Common Stock owned by the Dr. Miriam and Sheldon G.

Adelson Charitable Trust over which Mr. Adelson, as trustee, retains sole voting and dispositive power, (e) 44,922,412 shares of our Common Stock owned by the Sheldon G. Adelson December 2008 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (f) 23,336,445 shares of our Common Stock owned by the Sheldon G. Adelson February 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (g) 28,546,985 shares of our Common Stock owned by the Sheldon G. Adelson October 2009 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (h) 29,105,939 shares of our Common Stock owned by the Sheldon G. Adelson October 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (i) 32,000,000 shares of our Common Stock owned by the Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (j) 27,005,967 shares of our Common Stock owned by the Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (k) 25,000,000 shares of our Common Stock owned by the Sheldon G. Adelson September 2010 Two Year LVS Annuity Trust u/d/t dated effective September 28, 2010 over which Mr. Adelson, as trustee, retains sole dispositive control, (l) 25,000,000 shares of our Common Stock owned by the Sheldon G. Adelson September 2010 Two Year LVS Annuity Trust u/d/t dated effective September 29, 2010 over which Mr. Adelson, as trustee, retains sole dispositive control, (m) 10,209,752 shares of our Common Stock owned by the Sheldon G. Adelson March 2011 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, and (n) 12,566,710 shares of our Common Stock owned by Adfam Investment Company LLC over which Mr. Adelson, as co-manager, shares voting and dispositive control.

(4)	This amount includes (a) 12,692,516 shares of our Common Stock held by the ESBT S Trust over which Dr. Adelson, as trustee, retains sole voting control, (b) 7,342,516 shares of our Common Stock held by the ESBT Y Trust over which Dr. Adelson, as trustee, retains sole voting control, (c) 13,692,517 shares of our Common Stock held by the QSST A Trust over which Dr. Adelson, as trustee, retains sole voting control, (d) 13,692,517 shares of our Common Stock held by the QSST M Trust over which Dr. Adelson, as trustee, retains sole voting control, (e) 5,144,415 shares of our Common Stock held by the Sheldon G. Adelson 2004 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (f) 12,747,451 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (g) 12,747,450 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust over which Dr. Adelson, as trustee, retains sole voting control, and (i) 12,566,710 shares of our Common Stock owned by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control and (h) warrants to purchase 87,500,175 shares of our Common Stock that are exercisable. (The calculation of Dr. Adelson’s percentage ownership in the above table assumes the exercise of the warrants.)

(5)	This amount includes (a) 6,893 shares of our Common Stock owned directly by Mr. Stein, (b) 44,922,412 shares of our Common Stock owned by the Sheldon G. Adelson December 2008 Three Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (c) 23,336,445 shares of our Common Stock owned by the Sheldon G. Adelson February 2009 Three Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (d) 28,546,985 shares of our Common Stock owned by the Sheldon G. Adelson October 2009 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (e) 29,105,939 shares of our Common Stock owned by the Sheldon G. Adelson October 2009 Three Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (f) 32,000,000 shares of our Common Stock owned by the Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (g) 27,005,967 shares of our Common Stock owned by the Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (h) 25,000,000 shares of our Common Stock owned by the Sheldon G. Adelson September 2010 Two Year LVS Annuity Trust u/d/t dated effective September 28, 2010 over which Mr. Stein, as trustee, retains sole voting control, (i) 25,000,000 shares of our Common Stock owned by Sheldon G. Adelson September 2010 Two Year LVS Annuity Trust u/d/t dated effective September 29, 2010 over which Mr. Stein, as trustee, retains sole voting control, (j) 10,209,752 shares of our Common Stock owned by the Sheldon G. Adelson March 2011 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (k) 2,500,000 shares of our Common Stock held by the

Yasmin Lukatz October 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (l) 2,500,000 shares of our Common Stock held by the Yasmin Lukatz October 2010 Three Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (m) 500,000 shares of our Common Stock held by the Sivan Ochshorn December 2010 Two Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, (n) 500,000 shares of our Common Stock held by the Sivan Ochshorn December 2010 Five Year LVS Annuity Trust over which Mr. Stein, as trustee, retains sole voting control, and (o) 1,350,000 shares of our Common Stock held by the Lukatz Family Investment LLC over which Mr. Stein, as trustee, retains sole voting control. Mr. Stein disclaims beneficial ownership of the shares held by any trusts or other entity for which he acts as trustee or in a fiduciary, and this disclosure shall not be deemed an admission that Mr. Stein is a beneficial owner of such shares for any purpose. Mr. Stein’s address is c/o Lourie & Cutler, P.C., 60 State Street, Boston, Massachusetts 02109.

(6)	This amount includes (a) 115 shares of our Common Stock held by Mr. Leven, (b) 353,497 shares of restricted stock (of which 3,497 shares are vested) and (c) options to purchase 2,856,000 shares of our Common Stock that are vested and exercisable.

(7)	This amount includes (a) 3,031 shares held by the Goldstein Family Trust, (b) 126,341 shares of restricted stock held by Mr. Goldstein (of which 3,031 shares are vested) and (c) options to purchase 900,242 shares of our Common Stock that are vested and exercisable.

(8)	This amount includes (a) 211 shares of our Common Stock held by Mr. Kay and (b) options to purchase 100,000 shares of our Common Stock that are vested and exercisable.

(9)	This amount includes (a) 7,273 shares of restricted stock (of which 5,268 shares are vested) held by Mr. Ader and (b) options to purchase 19,070 shares of our Common Stock that are vested and exercisable or that will become vested and exercisable within 60 days.

(10)	This amount includes (a) 23,000 shares of our Common Stock held by Mr. Chafetz, (b) 10,770 shares of restricted stock (of which 8,765 shares are vested) and (c) options to purchase 17,220 shares of our Common Stock that are vested and exercisable.

(11)	This amount includes (a) 162,000 shares of our Common Stock held by Mr. Forman, (b) 10,770 shares of restricted stock (of which 8,765 shares are vested) and (c) options to purchase 20,599 shares of our Common Stock that are vested and exercisable.

(12)	This amount includes (a) 7,927 shares of restricted stock (of which 5,922 shares are vested) held by Dr. Koo and (b) options to purchase 8,467 shares of our Common Stock that are vested and exercisable or that will become vested and exercisable within 60 days.

(13)	This amount includes (a) 7,273 shares of restricted stock (of which 5,268 shares are vested) held by Mr. Schwartz and (b) options to purchase 39,307 shares of our Common Stock that are vested and exercisable.

(14)	This amount includes (a) 500 shares of our Common Stock held by Mr. Siegel, (b) 10,770 shares of restricted stock (of which 8,765 shares are vested) and (c) options to purchase 17,350 shares of our Common Stock that are vested and exercisable.

(15)	Mr. Arasi’s address is c/o Marina Bay Sands Pte. Ltd., 10 Bayfront Avenue, Singapore 018956.

(16)	Based solely upon the number of shares listed in the Form 4 filed by Mr. Jacobs on June 28, 2010. Mr. Jacobs’s last address known to the Company is 979 Crest Valley Drive, Atlanta, Georgia 30027.

(17)	This amount includes 580,217 shares of restricted stock (of which 51,556 shares are vested) and options to purchase 4,434,917 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days held by the Company’s current executive officers and current directors.

BOARD OF DIRECTORS

Our Board currently has eight directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. Our directors are expected to attend each annual meeting of stockholders and all of our directors attended our 2010 annual meeting of stockholders held on June 3, 2010. The term of office of the current Class I directors will expire at the 2011 meeting. The term of office of the current Class II directors will be subject to renewal in 2012, and the term of office of the current Class III directors will be subject to renewal in 2013. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

In addition to the specific professional experience of each director, we chose our directors because they are highly accomplished in their respective fields, insightful and inquisitive. In addition, we believe each of our directors possesses sound business judgment and is highly ethical. While we do not have a formal diversity policy, we consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training and background.

The nominees for re-election for a three-year term ending in 2014 are as follows:

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

Charles D. Forman (64)	2004	I
Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC since March 2004. Mr. Forman served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute and an Overseer of Beth Israel Deaconess Medical Center. Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude that he should be a member of our Board of Directors.
George P. Koo (72)	2008	I
Dr. Koo has been a director of the Company since April 2008. Dr. Koo is a special advisor to the Chinese Services Group of Deloitte & Touche LLP. From April 1999 until April 2008, Dr. Koo was the Director of the Chinese Services Group of Deloitte & Touche LLP. He is a member of Committee of 100, a national organization of prominent Chinese Americans, the Pacific Council for International Policy and the Beijing-based Overseas Friendship Association and a director of New America Media, a non-profit organization. Dr. Koo’s extensive business experience in China led the Board to conclude that he should be a member of our Board of Directors.

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

Irwin A. Siegel (70)	2005	I
Mr. Siegel has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is a past president of the Weinstein Hospice in Atlanta. Mr. Siegel also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. Mr. Siegel’s experience in the accounting profession, including his experience auditing public companies, led the Board to conclude that that he should be a member of our Board of Directors.

The other members of the Board are as follows:

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

Sheldon G. Adelson (77)	2004	III
Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s, all of which were sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed The Sands Expo and Convention Center, which he grew into one of the largest convention and trade show destinations in the United States before transferring it to us in July 2004. He was President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of our affiliate, Interface Group-Massachusetts, LLC, and was President of its predecessors, since 1990. Mr. Adelson also serves as the Chairman of the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Adelson’s extensive business experience, including his experience in the hospitality and meetings, incentives convention and exposition businesses, and his role as our Chief Executive Officer and Treasurer, led the Board to conclude that he should be a member of our Board of Directors.
Jason N. Ader (43)	2009	II
Jason N. Ader has been a director of the Company since April 2009. Mr. Ader is the Chief Executive Officer and sole member of Hayground Cove Asset Management, a New York-based investment management firm that he founded in March 2003, and Hayground Cove Capital Partners, a merchant bank focused on the real estate and consumer sectors that he co-founded in March 2009. Mr. Ader is also the Executive Chairman of Reunion Hospitality Trust, Chairman of the Board of Western Liberty Bancorp and Chairman of the Board of India Hospitality Corp. Prior to founding Hayground Cove Asset Management, Mr. Ader was a Senior Managing Director at Bear Stearns & Co. Inc., from 1995 to 2003, where he performed equity and high yield research for more than 50 companies in the gaming, lodging and leisure industries. From 1993 to 1995, Mr. Ader served as a senior analyst at Smith Barney covering the gaming industry. From 1990 to 1993, Mr. Ader served as a buy-side analyst at Baron Capital, where he covered the casino industry. Mr. Ader’s extensive investment banking and merchant banking experience and his in-depth knowledge about the hospitality and casino industries led the Board to conclude that he should be a member of our Board of Directors.

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

Irwin Chafetz (75)	2005	III
Mr. Chafetz has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC, a company that formerly owned and operated Interface Travel, a retail travel agency. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, which at its peak was the largest American trade show with a presence in more than 20 countries, and also owned and operated The Sands Expo and Convention Center, the first privately-owned convention center in the United States. From 1989 to 1995 Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Dean’s Advisory Council at Boston University School of Management and the Board of Trustees at Suffolk University. Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude that he should be a member of our Board of Directors.

Michael A. Leven (73)	2004	II
Mr. Leven has been the Company’s President and Chief Operating Officer since March 2009, Secretary since June 2010 and a director of the Company since August 2004. He was a director of Las Vegas Sands, Inc. from May 2004 until July 2005. Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium from September 2008 until he joined our Company in March 2009. Since July 2010, Mr. Leven has also served as the Acting Chief Executive Officer and a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven also serves as Special Adviser to the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Leven serves as a director emeritus of Hersha Hospitality Trust. Mr. Leven serves on many other non-profit boards. Mr. Leven’s extensive experience in the hospitality industry, including as an executive officer and director of various other hospitality companies, and his role as our President and Chief Operating Officer led the Board to conclude that he should be a member of our Board of Directors.

Jeffrey H. Schwartz (51)	2009	II
Mr. Schwartz has been a director of the Company since March 2009. He is the Deputy Chairman, Chairman of the Executive Committee and Co-Founder of Global Logistic Properties, which controls the largest platform of logistic facilities in Asia and is listed on the Singapore Exchange Ltd. (SGX). Mr. Schwartz was the Chief Executive Officer of ProLogis from January 2005 through November 2008. Mr. Schwartz also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. He served as a director of ProLogis from August 2004 to November 2008 and ProLogis European Properties from September 2006 until November 2008. Mr. Schwartz’s extensive business experience in Asia, as well as his experience as the chief executive officer and director of a public company, led the Board to conclude that he should be a member of our Board of Directors.

There is no family relationship between any director or executive officer of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board

NYSE Listing Standards.  Until November 5, 2010, the Company qualified as a “controlled company” under the corporate governance rules of the NYSE, and certain provisions of the rules were not applicable to the Company until that date. “Controlled companies” under the NYSE corporate governance rules are companies of which more than 50 percent of the voting power is held by an individual, a group or another company. The Company previously qualified as a “controlled company” under this definition by virtue of the ownership by Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members of more than 50 percent of the voting power of the Common Stock and their ability to elect the entire Board. During the time that it qualified as a controlled company, the Company chose to take advantage of certain of the exemptions provided in the NYSE’s rules and was not required to have a majority of independent directors or a nominating and governance committee or a compensation committee composed entirely of independent directors.

Under the NYSE transition rules, the Company must have a majority of independent directors and a nominating and governance committee and a compensation committee composed entirely of independent directors by November 5, 2011.

Independent Directors.  The Board has determined that four of the eight members of the Board satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules, namely Messrs. Ader, Koo, Schwartz and Siegel. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.

Two of our directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was Vice President and General Counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Mr. Adelson’s family members that beneficially own shares of our Common Stock. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Principal Stockholders” above. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors.

Board Meetings.  The Board held ten meetings and acted by written consent four times during 2010. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. In 2010, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served.

Committees

Standing Committees.  Our Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”).

Audit Committee.  The Audit Committee operates under a written charter, a copy of which is attached as Appendix A to this proxy statement. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with management, the independent registered public accounting firm and internal auditors the adequacy of internal control systems, receives internal audit reports and subsequently reports its findings to the full Board.

The current members of our Audit Committee are Irwin A. Siegel (Chairman), Jason N. Ader and Jeffrey H. Schwartz. The Board has determined that Messrs. Siegel, Ader and Schwartz are each independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. The Board has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Siegel qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and federal securities rules and regulations. The Audit Committee held ten meetings and acted by written consent two times during 2010.

Compensation Committee.  The Compensation Committee operates under a written charter pursuant to which it has direct responsibility for the compensation of our executive officers. The Compensation Committee has the authority to set salaries, bonuses and other elements of employment and to approve employment agreements for our executive officers. The Compensation Committee also may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as to administer our 2004 Equity Award Plan. The current members of the Compensation Committee are Charles D. Forman (Chair), Irwin Chafetz, George P. Koo, Jeffrey H. Schwartz (who joined the Compensation Committee on February 1, 2011) and Irwin A. Siegel. The Compensation Committee held nine meetings and acted by written consent six times during 2010. Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to members of senior management (other than our chief financial officer) in excess of $1 million per year is not deductible by the Company unless the compensation is “performance-based” as described in the applicable regulations. As required by its charter, the Compensation Committee established a Performance Subcommittee to make the required determinations relating to “performance-based” compensation for purposes of Section 162(m). Messrs. Koo, Schwartz (as of February 1, 2011) and Siegel are the current members of the Performance Subcommittee and are outside directors for purposes of Section 162(m). The Performance Subcommittee met as part of each Compensation Committee meeting and did not act by written consent during 2010. Additional information about the Compensation Committee, its responsibilities and its activities is provided under the caption “Compensation Discussion and Analysis.”

Nominating and Governance Committee.  The Nominating and Governance Committee operates under a written charter and has the authority to, among other things, review and make recommendations regarding the composition of the Board and its committees; develop and implement policies and procedures for the selection of Board members; identify individuals qualified to become Board members and select, or recommend that the Board select, director nominees; assess, develop and make recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately; and oversee the evaluation of the Board and management. The current members of the Nominating and Governance Committee are Sheldon G. Adelson, Jason N. Ader and Jeffrey H. Schwartz. Mr. Leven resigned from the Nominating and Governance Committee on February 1, 2010 at the time of Mr. Schwartz’s election to the Committee. The Nominating and Governance Committee held one formal meeting and did not act by written consent during 2010. The activities of the members of the Nominating and Governance Committee are undertaken by numerous communications among its members and were discussed during regularly scheduled Board meetings.

Compensation Committee Interlocks and Insider Participation.  The members of the Compensation Committee during 2010 were Messrs. Forman, Chafetz, Koo and Siegel. Mr. Forman was, from 1989 to 1995, an officer of Interface Group Massachusetts Inc. and Interface Group-Nevada, Inc., companies controlled by Mr. Adelson. Mr. Chafetz is a manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC, a company that formerly owned and operated Interface Travel. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc. and a director and Vice-President of our subsidiary, Las Vegas Sands, Inc. Except as described above, none of the other individuals who served as a member of our Compensation Committee during 2010 is, or has been, an employee or officer of the Company. None of our executive officers serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee. Mr. Chafetz is a party to certain transactions described under “Certain Transactions” below.

CORPORATE GOVERNANCE

Commitment to Corporate Governance.  Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Nominating and Governance Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics; and

•	our Statement on Reporting Ethical Violations.

Copies of each of these documents are available on our website at www.lasvegassands.com by clicking on “Investor Relations,” and then on “Documents & Charters” under the section entitled “Corporate Governance.” Copies also are available without charge by sending a written request to Investor Relations at the following address: Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Corporate Governance Guidelines.  We have adopted Corporate Governance Guidelines for the Company setting forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

Code of Business Conduct and Ethics.  We have adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.

Statement on Reporting Ethical Violations.  We have adopted a Statement on Reporting Ethical Violations to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure that those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Statement on Reporting Ethical Violations is provided to all new directors, officers and employees.

Related Party Transactions.  We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. Under our procedures, our executive officers and directors provide our corporate counsel’s office with the details of any such proposed transactions. Proposed transactions are then presented to our Audit Committee for review, discussion and approval. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in the proposed transaction or from management prior to granting approval for a related party transaction. All other related party transactions by individuals subject to our Code of Business Conduct and Ethics must be approved by our Chief Compliance Officer and reported to the Compliance Committee and the Audit Committee.

Nomination of Directors.  The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of the existing members of the Board;

•	the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•	the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Nominating and Governance Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Nominating and Governance Committee does not have a policy for considering director candidates recommended by security holders and believes that not having such a policy is appropriate in light of the significant ownership of the Company’s Common Stock by Mr. Adelson and his family.

Board Leadership Structure.  Mr. Adelson serves as the Chairman of the Board and Chief Executive Officer of our Company. Mr. Adelson is the founder of our Company and has served as its Chairman and Chief Executive Officer since the Company was founded. The Board believes that Mr. Adelson is best suited to serve as both its

Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. In addition, Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 47.1% of our outstanding Common Stock as of the record date. Accordingly, Mr. Adelson exercises significant influence over our business policies and affairs, including the composition of our Board of Directors. As a result, the Board believes that Mr. Adelson’s continuing service as both Chairman and Chief Executive Officer is beneficial to the Company and provides an effective leadership structure. The Company does not have a lead director.

The Board’s Role in Risk Oversight.  The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Audit Committee and the Compensation Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.

2010 Executive Compensation Risk Assessment.  The Compensation Committee has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally and does not believe that that the Company’s compensation policies and practices provide incentives for employees to take inappropriate business risks. As described under “Compensation Discussion and Analysis” below regarding bonuses for named executive officers, Mr. Adelson is eligible to receive bonuses under his employment agreement, subject to the Company’s achieving predetermined EBITDA-based performance goals. Under their employment agreements or other arrangements, the other named executive officers are eligible for discretionary bonuses, up to a target percentage of their respective base salaries. Similarly, any bonuses for employees other than the named executive officers are granted on a discretionary basis. The Compensation Committee believes that the discretionary nature of these bonuses does not incentivize the named executive officers or other employees to take inappropriate business risks.

Presiding Non-Management Director.  In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board meets at least quarterly in executive session without management directors or any members of the Company’s management being present. At each executive session a presiding director chosen by a majority of the directors present at such session presides over the session.

Stockholder Communications with the Board and Audit Committee.  The Board has established a process for stockholders and interested parties to communicate with members of the Board, the Audit Committee, the non-management directors and the presiding non-management director of executive sessions of the Board.

Director Communications

Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Las Vegas Sands Corp.
c/o Corporate Secretary
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of our Board using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of our Board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Office of the General Counsel

All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS

This section contains certain information about our executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

Name	Age	Title

Sheldon G. Adelson	77	Chairman of the Board, Chief Executive Officer and Treasurer
Michael A. Leven	73	President, Chief Operating Officer and Secretary
Robert G. Goldstein	55	Executive Vice President and President, Global Gaming Operations
Kenneth J. Kay	56	Executive Vice President and Chief Financial Officer

For background information on Messrs. Adelson and Leven, please see “Board of Directors.”

Robert G. Goldstein has been the Executive Vice President and President of Global Gaming Operations of our Company since January 1, 2011 and the Executive Vice President of our Company since July 2009. He served as the Senior Vice President of our Company from August 2004 until July 2009. He has been the Executive Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since July 2009 and was its Senior Vice President from December 1995 until July 2009. From 1992 until joining our Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation.

Mr. Kay has served as the Company’s Executive Vice President and Chief Financial Officer since October 10, 2010 and as its Senior Vice President and Chief Financial Officer since December 1, 2008. Prior to joining our Company, Mr. Kay served as the Senior Executive Vice President and Chief Financial Officer of CB Richard Ellis Group, Inc. from July 2002 to November 2008. From December 1999 until June 2002, Mr. Kay served as the Vice President and Chief Financial Officer of Dole Food Company, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports of ownership of our Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors and executive officers that no other reports were required, the Company notes that all reports for the year 2010 were filed on a timely basis.

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as “named executive officers”:

•	Sheldon G. Adelson, our Chairman, Chief Executive Officer and Treasurer;

•	Michael A. Leven, our President, Chief Operating Officer and Secretary;

•	Robert G. Goldstein, our Executive Vice President and President of Global Gaming Operations;

•	Kenneth J. Kay, our Executive Vice President and Chief Financial Officer;

•	Thomas Arasi, the former Chief Executive Officer of Marina Bay Sands Pte. Ltd.; and

•	Steven C. Jacobs, the former Chief Executive Officer of Sands China Ltd.

2010 Financial and Business Performance

2010 was the most successful year in the Company’s history. In addition to the opening of the Marina Bay Sands integrated resort in April, the Company achieved record financial results. Highlights of the Company’s 2010 financial performance include:

•	net revenue of $6.85 billion, a 50% increase over 2009;

•	consolidated adjusted property EBITDA of $2.23 billion, a 105.2% increase over 2009; and

•	consolidated adjusted earnings per diluted share of $0.98, compared to $0.07 in 2009.

The Objectives of Our Executive Compensation Program

Our executive compensation program is directed by the Compensation Committee of the Board of Directors. The Compensation Committee has developed an executive compensation program that is designed to:

•	attract and retain key executive talent by providing the named executive officers with competitive compensation;

•	reward the named executive officers based upon the achievement of Company, property and individual performance goals; and

•	align the interests of the named executive officers with those of our stockholders.

The Process of Setting Executive Compensation

We entered into employment agreements with Messrs. Adelson, Leven, Goldstein, Kay and Arasi that provide the overall framework for each executive’s compensation, including base salary and target bonus amounts. The Compensation Committee approved the compensation packages for each of these individuals at the time we entered into their respective employment agreements and approves all bonus and equity awards granted during the terms of these agreements. In making its determinations, the Compensation Committee considered the views and recommendations of our Chief Executive Officer and Chief Operating Officer in establishing 2010 compensation for Messrs. Goldstein, Kay and Arasi and certain other highly compensated employees.

The Committee’s Compensation Consultant

The Compensation Committee has retained HVS Executive Search as its independent executive compensation consultant since 2006. HVS has advised the Compensation Committee in its evaluation of compensation levels for our Chief Executive Officer and our other named executive officers. HVS provides its advice on an as-needed basis upon the request of the Compensation Committee. During 2010, the Compensation Committee instructed HVS Executive Search to provide advice on a compensation package for Mr. Adelson, whose renewed employment agreement was scheduled to expire in December 2010. The Compensation Committee also directed HVS to provide advice on new compensation packages for Mr. Leven and Mr. Goldstein. In addition, the Company retained HVS during 2010 to advise on management compensation generally.

HVS Executive Search is a division of HVS, a consulting firm focused on the hospitality industry. During 2010, HVS provided appraisal services to the lenders to Sands China Ltd. In the past, HVS has provided appraisal services to lenders to the Company and Sands China Ltd. and may do so again in the future.

Benchmarking

In connection with the Compensation Committee’s 2010 review of Mr. Adelson’s employment agreement and its development of new compensation packages for Mr. Leven and Mr. Goldstein, the Compensation Committee compared the elements of executive compensation and total compensation against compensation levels of executives in comparable positions at peer group companies. The current peer group was selected by the Compensation Committee’s consultant, based on industry, revenue and market capitalization and other shared characteristics and consists of the following companies

• Ameristar Casinos, Inc.	• MGM Resorts International
• Bally Technologies, Inc.	• Penn National Gaming, Inc.
• Boyd Gaming Corporation	• Pinnacle Entertainment, Inc.
• Caesars Entertainment Corporation	• Royal Caribbean Cruises Ltd.
• Carnival Corporation & plc	• Starwood Hotels & Resorts Worldwide, Inc.
• Gaylord Entertainment	• Station Casinos, Inc.
• Hyatt Corporation	• Vail Resorts Management Company
• InterContinental Hotels Group	• The Walt Disney Company
• International Game Technology	• Wyndham Worldwide Corporation
• Loews Hotels	• Wynn Resorts, Limited
• Marriott International, Inc.

Elements of Executive Officer Compensation and Why We Chose to Pay Each Element

In 2010, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual cash bonus;

•	stock option awards;

•	restricted stock awards (for Mr. Adelson);

•	personal benefits; and

•	change in control awards.

Employment Agreements

Messrs. Adelson, Leven, Goldstein and Kay are, and Mr. Arasi prior to his resignation was, employed pursuant to multi-year employment agreements that reflect the individual negotiations with the relevant named executive officer. The Company uses multi-year employment agreements to foster retention, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provision. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which serves as consideration for the restrictive covenants and allows the executive to remain focused on the Company’s interests.

Mr. Adelson.  In 2004, in connection with our initial public offering, we entered into a long-term employment agreement with Mr. Adelson with an initial term of five years, subject to extensions for successive one-year periods upon mutual agreement of the parties no later than 90 days prior to the expiration of the initial or any renewal term of the agreement. The Company and Mr. Adelson agreed to extend his employment agreement for one year on the same financial terms in each of December 2009 and December 2010. The Compensation Committee believed that extending Mr. Adelson’s employment agreement was in the best interests of the Company and its stockholders and that, based on information provided by the compensation consultant, the terms of Mr. Adelson’s 2004 agreement were fair to the Company.

Mr. Leven.  In March 2009, we entered into an employment agreement with Mr. Leven that was scheduled to expire on March 11, 2011. On November 13, 2010, we entered into a new employment agreement with Mr. Leven that became effective on January 1, 2011 and will expire on November 12, 2012. The Compensation Committee considered factors including Mr. Leven’s performance as the Company’s President and Chief Operating Officer since March 2009, his knowledge and experience in the hospitality industry and the Chief Executive Officer’s recommendations when approving Mr. Leven’s new employment agreement.

Mr. Goldstein.  On July 10, 2009, in connection with Mr. Goldstein’s promotion to his new position as the Company’s Executive Vice President, we entered into a new employment agreement with him that was scheduled to terminate on December 31, 2011. On January 11, 2011, we entered into a new employment agreement with Mr. Goldstein in connection with his assuming his new position as the Company’s Executive Vice President and President of Global Gaming Operations. Mr. Goldstein’s new employment agreement was effective as of January 1, 2011 and terminates on December 31, 2012, but may be extended by agreement of the parties. The Compensation Committee considered factors including Mr. Goldstein’s performance as the Company’s Executive Vice President and his tenure at the Company, his business experience and knowledge of the gaming industry and the Chief Executive Officer’s recommendations when approving Mr. Goldstein’s new employment agreement.

Mr. Kay.  We entered into an employment agreement with Mr. Kay that was effective on December 1, 2008 and terminates on December 31, 2011, subject to extensions. Mr. Kay’s employment agreement was amended on January 10, 2010, to increase his base salary, retroactive to December 1, 2009, and to accelerate the vesting of some of his options. The Compensation Committee considered factors including Mr. Kay’s performance during 2009, his leadership role in the Company, compensation levels for individuals holding similar positions in other organizations and the Chief Executive Officer’s recommendations when approving the amendment to Mr. Kay’s employment agreement.

Mr. Arasi.  Mr. Arasi served as the Chief Executive Officer of the Company’s subsidiary, Marina Bay Sands Pte. Ltd. from August 3, 2009 and has resigned, effective April 30, 2011. The Compensation Committee considered factors, including Mr. Arasi’s performance as the Chief Executive Officer of Marina Bay Sands and extensive experience as a senior executive in other international hospitality companies, when approving Mr. Arasi’s employment arrangements.

Mr. Jacobs.  Mr. Jacobs served as the Chief Executive Officer of the Company’s subsidiary, Sands China Ltd., whose shares are listed on The Stock Exchange of Hong Kong Limited, until July 23, 2010. The Remuneration Committee of the Board of Directors of Sands China Ltd. was responsible for approving all decisions relating to Mr. Jacobs’s 2010 compensation.

The major elements of our executive officer compensation and details regarding how each component was determined are described below.

Base Salary

Base salary levels for the named executive officers are set forth in their respective employment agreements or other arrangements. The base salary amounts were determined at the time we entered into the various employment agreements or the other arrangements were determined, based on each individual’s professional experience and scope of responsibilities within the organization.

The employment agreements or other arrangements for Messrs. Adelson, Leven, Goldstein, Kay, Arasi and Jacobs provide for the following annual base salaries:

•	Mr. Adelson, $1,000,000;

•	Mr. Leven, $2,000,000 under his 2009 employment agreement, which was increased to $3,000,000 under his 2011 employment agreement for the reasons described above;

•	Mr. Goldstein, $1,500,000 under his 2009 employment agreement and his 2011 employment agreement for the reasons described above;

•	Mr. Kay, $1,100,000 until December 31, 2010, which was increased by 4% to $1,144,000 effective January 1, 2011 pursuant to the terms of his employment agreement;

•	Mr. Arasi, $1,035,000 until August 3, 2010, which was increased to $1,185,000 thereafter pursuant to the terms of his employment agreement and the recommendation of management; and

•	Mr. Jacobs, $1,300,000.

Short-term Incentives

Messrs. Adelson, Leven, Goldstein, Kay and Arasi are eligible for annual performance-based cash incentives under the Company’s Executive Cash Incentive Plan, which was created to establish a program of annual incentive compensation awards for designated officers and other key executives that is directly related to our performance results. Some of these named executive officers also are entitled to discretionary bonuses awarded pursuant to their employment agreements or by a determination of the Compensation Committee. The Compensation Committee retains the right to exercise discretion in determining bonus levels for these named executive officers.

Mr. Adelson

Mr. Adelson is eligible for two types of annual performance-based incentive opportunities, a base bonus and an annual supplemental bonus. The target base bonus and annual bonus opportunities are described in Mr. Adelson’s employment agreement, as set forth below.

Base bonus.  Mr. Adelson is eligible for cash incentive bonuses earned and payable quarterly primarily subject to the Company’s attainment of predetermined EBITDA-based performance targets. Base bonus payments may range from $0 (if the Company does not achieve the predetermined EBITDA performance target) to a defined maximum opportunity specified in Mr. Adelson’s employment agreement. Mr. Adelson’s target base bonus for 2005 was $500,000. Commencing with 2006 and for each year during the term of his employment, Mr. Adelson’s target annual base bonus increases automatically by at least four percent (4%) of the sum of (x) his base salary for the immediately preceding year plus (y) the base bonus paid to him with respect to the immediately preceding year.

Annual supplemental bonus.  Under his employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus equal to a percentage of the sum of his base salary plus his base bonus. The annual bonus payable to Mr. Adelson is contingent on the Company’s achievement of annual performance targets that are primarily EBITDA-based. The amount of Mr. Adelson’s annual supplemental bonus is equal to a percentage of the sum of (x) his base salary for the year plus (y) the base bonus paid to him for the year. Mr. Adelson’s annual supplemental bonus payments may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA performance target) to a defined maximum opportunity (if the Company achieves 110% of the predetermined EBITDA performance target). Mr. Adelson’s annual supplemental bonus payments increase ratably if EBITDA reaches 80% to 100% of the predetermined EBITDA target. Mr. Adelson’s target and maximum annual supplemental bonus opportunities as a percentage of base salary and base bonus for 2010 were 90% and 180%, respectively.

The performance targets specified under Mr. Adelson’s employment agreement are primarily EBITDA-based. The EBITDA-based performance targets are established annually by the Performance Subcommittee following consultation with the other members of the Compensation Committee, our executive officers and such other members of our management as the Performance Subcommittee deems appropriate. The Performance Subcommittee established different EBITDA-based performance targets for the base bonus and the annual supplemental bonus. The 2010 targets represent the EBITDA level that must be achieved in order for Mr. Adelson to receive 100% of his target base bonus or his target annual supplemental bonus. For 2010, the Performance Subcommittee established an EBITDA-based performance target of $1.025 billion relating to Mr. Adelson’s base bonus. The

Performance Subcommittee ultimately established an EBITDA-based performance target relating to Mr. Adelson’s 2010 annual supplemental bonus based on the following two components:

•	for 75% of Mr. Adelson’s annual supplemental bonus opportunity, the target is an amount equal to $1,218.7 million, based on consolidated adjusted property EBITDA for all Company properties, except for Marina Bay Sands, less corporate expense, and

•	for 25% of Mr. Adelson’s annual supplemental bonus opportunity, the final target is an amount equal to $620 million of adjusted property EBITDA for Marina Bay Sands. In April 2010, before the opening of Marina Bay Sands, the Performance Subcommittee originally established a target of $750 million of adjusted property EBITDA for Marina Bay Sands, subject to further review later in the year. The target was subsequently revised to $620 million following an evaluation of the initial operations of Marina Bay Sands.

In determining the 2010 annual EBITDA-based targets, the Performance Subcommittee’s goal was to set an aggressive objective based on its review of the annual budget information provided by management and the Board’s discussions with our executive officers and management about the assumptions underlying the 2010 budget, including the Company’s development and operating plans for the upcoming year and the projected opening date and first year performance for Marina Bay Sands. In making its determinations, the Performance Subcommittee recognized the inherent difficulty of providing appropriate financial targets for Mr. Adelson, given the economy generally, the competitive challenges facing the Company in the markets in which it operates and the Company’s global development plans. The Performance Subcommittee believed that the achievement of the 2010 performance targets required Mr. Adelson to perform at a high level to earn the target bonus payments.

In 2010, the Company achieved the predetermined EBITDA-based performance target required for the payment of Mr. Adelson’s base bonus. In addition, the Company achieved 123.3% of the predetermined EBITDA-based performance target relating to all Company properties, except for Marina Bay Sands, and 103.5% of the revised EBITDA-based performance target relating to Marina Bay Sands. Accordingly, Mr. Adelson received a base bonus of $1,508,400 and an annual supplemental bonus of $4,150,069 for his 2010 performance. Mr. Adelson’s base and annual supplemental bonuses are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Messrs. Leven, Goldstein, Kay and Arasi

Messrs. Leven, Goldstein, Kay and Arasi are eligible to receive discretionary bonuses subject to their achievement of individual or Company performance objectives established by the Performance Subcommittee following consultation with the other members of the Compensation Committee, the named executive officers and such other members of our management as the Performance Subcommittee deems appropriate. In making its determinations regarding 2010 bonuses, the Compensation Committee gave equal 50% weighting to (a) the Company’s achievement of the EBITDA-based performance targets described below and (b) the individual performances of Messrs. Leven, Goldstein, Kay and Arasi, including, where applicable, their achievement of individual performance goals as described below. In evaluating the qualitative aspects of the individual performances of Messrs. Leven, Goldstein, Kay and Arasi, the Compensation Committee also considered factors, including the achievement of specific property-related performance objectives and the status of the Company’s development projects. The Committee also considered Mr. Adelson’s recommendations for the amount of 2010 bonus payments to these executive officers.

The Performance Subcommittee established the following EBITDA-based performance-based financial targets:

•	for Messrs. Leven and Kay, 75% of the target is an amount equal to $1,218.7 million, based on consolidated adjusted property EBITDA for all Company properties, except for Marina Bay Sands, less corporate expense, and 25% of the target is an amount equal to $620 million of adjusted property EBITDA for Marina Bay Sands (following the revision described above);

•	for Mr. Goldstein, the target is an amount equal to $310 million of adjusted property EBITDA for the Company’s Las Vegas properties; and

•	for Mr. Arasi, the target is an amount equal to $620 million of adjusted property EBITDA for Marina Bay Sands (following the revision described above).

In 2010, in addition to meeting the EBITDA-based performance targets for all Company properties, except for Marina Bay Sands, and the EBITDA-based performance target for Marina Bay Sands, the Company also achieved 95.1% of the EBITDA-based performance target relating to the Las Vegas properties. Overall, the Company achieved 108.4% of its predetermined EBITDA-based financial performance targets.

Mr. Leven.  Under his 2009 employment agreement, Mr. Leven is eligible to receive an annual bonus, with a target bonus of 50% of his base salary, or $1,000,000. The Performance Subcommittee did not establish individual performance goals for Mr. Leven. However, during its deliberations about Mr. Leven’s 2010 bonus, the Performance Subcommittee evaluated Mr. Leven’s performance generally, including his global leadership role and his impact on the Company’s operations and development plans, and assessed a 100% performance weighting for these qualitative factors. In February 2011, based on these reasons and the Company’s achievement of 108.4% of its predetermined EBITDA-based performance targets, Mr. Leven was awarded a bonus of $1,020,000 in respect of his 2010 performance, representing 102% of his target bonus opportunity. Mr. Leven’s bonus is shown in the Summary Compensation Table under “Bonus.”

Mr. Goldstein.  Under Mr. Goldstein’s 2009 employment agreement, he is eligible to receive a discretionary cash bonus in each of 2010 and 2011 of a maximum of $250,000. The Performance Subcommittee did not establish individual performance goals for Mr. Goldstein. However, during its deliberations about Mr. Goldstein’s 2010 bonus, the Performance Subcommittee evaluated Mr. Goldstein’s performance generally, including his leadership of the Las Vegas operations and the Company’s gaming operations and assessed a 100% performance weighting for these qualitative factors. In February 2011, based on these reasons and the achievement by the Company’s Las Vegas operations of 95.1% of the predetermined EBITDA-based performance target, Mr. Goldstein was awarded a bonus of $243,750 in respect of his 2010 performance, representing 97.5% of his target bonus opportunity. Mr. Goldstein’s bonus is shown in the Summary Compensation Table under “Bonus.”

Mr. Kay.  Under his employment agreement, Mr. Kay is eligible to receive an annual cash bonus based on the achievement of annual performance objectives and in an amount not to exceed 100% of his base salary, absent a determination of unusual circumstances or exceptional performance. The Performance Subcommittee established the following four 2010 performance goals for Mr. Kay: (1) develop and execute on a plan to enhance the company’s capital structure, including managing the upcoming debt maturities in Macau and Las Vegas in 2011 and 2012; (2) build a comprehensive Corporate operational and financial model to support and enhance the Corporate Finance forecasting capabilities and to support decision making; (3) enhance leadership of the information technology function and develop company-wide consensus on an information technology three year plan; and (4) create a global PMO organization to project manage strategic, construction and information technology projects. The Performance Subcommittee determined that Mr. Kay achieved all of his individual performance objectives. In February 2011, based on these reasons and the Company’s achievement of 108.4% of its predetermined EBITDA-based performance targets, Mr. Kay was awarded a bonus of $1,100,000 in respect of his 2010 performance, representing 100% of his target bonus opportunity. Mr. Kay’s bonus is shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Mr. Arasi.  Under his employment agreement, Mr. Arasi is eligible to receive a discretionary cash bonus based on his achievement of individual and company goals and objectives, with a target bonus of 50% of his base salary, or $548,322 (pro- rated for Mr. Arasi’s salary increase during 2010). The Performance Subcommittee did not establish individual performance goals for Mr. Arasi. However, during its deliberations about Mr. Arasi’s 2010 bonus, the Performance Subcommittee evaluated Mr. Arasi’s performance generally, including his leadership role and contributions to the opening of Marina Bay Sands and the ramping up of operations at Marina Bay Sands following its opening and assessed a 50% performance weighting for these qualitative factors. In February 2011, based on these reasons and the achievement by Marina Bay Sands of 103.5% of its predetermined EBITDA-based performance targets, Mr. Arasi was awarded a bonus of $421,111 in respect of his 2010 performance, representing 76.8% of his target bonus opportunity. Mr. Arasi’s bonus is shown in the Summary Compensation Table under “Bonus.”

Mr. Jacobs

Mr. Jacobs ceased to serve as the Chief Executive Officer of Sands China Ltd. on July 23, 2010. The Remuneration Committee did not establish bonus performance targets for Mr. Jacobs in respect of his 2010 performance prior to the termination of his employment. Mr. Jacobs did not receive a bonus in respect of his 2010 performance.

Long-term Incentives (Equity Awards)

Messrs. Adelson, Leven, Goldstein, Kay and Arasi are eligible for long-term, equity incentives under the Company’s 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to give us a competitive edge in attracting, retaining and motivating employees and to enable us to provide incentives directly related to increases in our stockholder value. Mr. Adelson is entitled to annual equity incentive awards under his employment agreement, subject to the Company’s achievement of EBITDA-based performance targets as described below. The employment agreements for Messrs. Leven, Goldstein, Kay and Arasi do not provide for annual grants of equity incentive awards, although the Compensation Committee is authorized to award such grants in its sole discretion.

Mr. Adelson.  Mr. Adelson’s annual equity incentive awards under his employment agreement are split into two equal components:

•	Nonqualified stock options. One half of the equity incentive award value is granted in the form of stock options early in the year to which the grant relates. The number of stock options is determined based on an estimate of the grant date Black-Scholes value of the award. The stock option grant vests ratably over four years.

•	Performance-based restricted stock. One half of the equity incentive award value is granted as restricted stock early in the year following the year to which the grant relates, contingent upon attaining the targeted EBITDA-based goals identified for the annual supplemental bonus in the prior year, or a target of $1.5 billion for 2009. The value of the restricted stock award may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA-based performance target) to 100% of the value of the restricted stock award opportunity (if the Company achieves 100% of the predetermined EBITDA-based performance target). The number of shares of restricted stock, if earned, is determined based on the fair market value of our Common Stock on the NYSE on the grant date. The restricted stock grant vests ratably over three years.

Under his employment agreement, Mr. Adelson is entitled to a specified aggregate target grant value of his equity incentive awards as the Company achieves higher annualized six-month EBITDA levels. Mr. Adelson is entitled to receive equity incentive awards with a total value of $3,650,000 because the Company, prior to 2009, had achieved more than $1 billion of annualized six-month EBITDAR.

The value of Mr. Adelson’s 2010 stock option award opportunity was $1,825,000 (one half of the total equity incentive award of $3,650,000). Accordingly, on February 23, 2010, Mr. Adelson received a grant of options to purchase 151,076 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date. The grant date fair value of this award of $1,825,000 is shown in the Summary Compensation Table under “Option Awards.”

Mr. Adelson’s target grant value for his restricted stock award for 2010 was $1,825,000 (one half of the total equity incentive award of $3,650,000). However, in 2009, the Company did not achieve the predetermined EBITDAR-based performance target of $1.5 billion relating to the award of restricted stock. As a result, Mr. Adelson was not entitled to receive a grant in 2010 of restricted stock in respect of his 2009 performance.

Mr. Leven.  Under his employment agreement, Mr. Leven was granted an option to purchase 3,000,000 shares of our Common Stock on March 11, 2009 and an additional option to purchase 1,000,000 shares of our Common Stock on January 1, 2010. Each option vested as to 25% of the shares subject to such option on March 11, 2010 and each option fully vested on March 11, 2011. Each option will expire on March 11, 2014. The grant date fair value of Mr. Leven’s option awards are shown in the Summary Compensation Table under “Option Awards.” In addition, pursuant to his 2011 employment agreement, Mr. Leven received a grant of 350,000 shares of restricted stock on January 1, 2011.

Mr. Goldstein.  Mr. Goldstein did not receive a grant of stock options or restricted stock during 2010. Under his 2009 employment agreement, Mr. Goldstein was granted options to purchase 500,000 shares of our Common Stock on July 11, 2009, 250,000 of which vested on January 1, 2010 and 250,000 of which vested on January 1, 2011. In addition, Mr. Goldstein’s 2009 and 2011 employment agreements provide that if Mr. Goldstein remains continuously employed with the Company through December 31, 2011, then upon termination of his employment with the Company at or following that date, Mr. Goldstein will be entitled to receive accelerated vesting of all of his awards of stock options and restricted stock that were outstanding as of July 10, 2009. Mr. Goldstein also received a grant of 125,000 shares of restricted stock on January 11, 2011 at the time he entered into his 2011 employment agreement.

Mr. Kay.  Mr. Kay received discretionary grants of options to purchase 300,000 shares of our Common Stock on February 23, 2010, and 88,000 shares of our Common Stock on June 11, 2010. These option grants were awarded to him in recognition of his leadership role at the Company, including in connection with the Company’s financing arrangements and strengthening the Company’s finance organization. The grant date fair values of Mr. Kay’s option awards are shown in the Summary Compensation Table under “Option Awards.”

In addition, pursuant to his employment agreement, Mr. Kay received a grant of options to purchase 100,000 shares of our Common Stock on January 1, 2009. On January 10, 2010, as noted above under “— Employment Agreements,” the Company amended the terms of Mr. Kay’s employment agreement and option grant so that (a) an additional 20,000 options were deemed retroactively vested as of January 1, 2010 resulting in a cumulative total of 25,000 options being vested as of that date and (b) the remaining 75,000 options will vest in equal installments of 25,000 options each on January 1, 2011 (which has already vested), January 1, 2012 and January 1, 2013.

Mr. Arasi.  Pursuant to his employment agreement, Mr. Arasi received a grant of options to purchase 150,000 shares of our Common Stock on August 3, 2010. These options will be forfeited in connection with Mr. Arasi’s resignation from the Company. The grant date fair value of Mr. Arasi’s option award is shown in the Summary Compensation Table under “Option Awards.”

Mr. Jacobs.  On May 11, 2010, Mr. Jacobs received a grant of options to purchase 2,500,000 shares of Sands China Ltd. stock, subject to Mr. Jacobs’ timely acceptance of the offer of the grant of the options and to the Option Terms and Conditions. The grant was approved by the Remuneration Committee of the Board of Directors of Sands China Ltd. The options were awarded under the Sands China Ltd. Equity Award Plan. The options did not vest and expired upon the termination of Mr. Jacobs’s employment. The grant date fair value of Mr. Jacobs’s Sands China Ltd. option award is shown in the Summary Compensation Table under “Option Awards.”

For more information about equity incentive awards, see “— Executive Compensation Related Policies and Practices — Stock Option and Restricted Stock Grant Practices” and “Executive Compensation and Other Information — Employment Agreements.” Grants made during 2010 are included in the Grants of Plan-Based Awards Table.

Personal Benefits

Mr. Adelson is entitled to be reimbursed up to $100,000 annually for personal legal and financial planning fees and expenses under his employment agreement. Mr. Adelson also is entitled during the term of his employment to the full-time and exclusive use of an automobile and a driver of his choice and security services for himself, his spouse and minor children. In addition, pursuant to his employment agreement, Mr. Adelson is entitled to the use of a Boeing Business Jet for his travel in connection with Company business.

Mr. Leven is entitled to be reimbursed for the initiation fee for membership in a country club of his choice pursuant to his employment agreement, which he has not requested to date. In addition, the Company will make available to Mr. Leven a jet aircraft in connection with both business and personal use, including personal use by Mr. Leven’s spouse. The value of aircraft usage for personal purposes by Mr. Leven and/or his spouse is imputed to Mr. Leven as compensation using the Internal Revenue Service Standard Industry Fare Level tables.

Mr. Goldstein’s 2009 employment agreement provides that his spouse is entitled to accompany him on at least two trips to Asia each year at the Company’s sole cost and expense.

The Company provides certain of its named executive officers with access to corporate memberships at country clubs for business purposes. The Company requires these executives to reimburse it in full for personal use of these facilities. The Company also permits its named executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. The Company does not permit personal use of corporate aircraft by its executive officers, except for Mr. Leven as noted above. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease. The Compensation Committee believes that providing these benefits to our executives is appropriate, given the status in our Company of these individuals, and helps facilitate our executives’ performance of their duties.

Our executive officers also participate in a group supplemental medical insurance program available only to certain of our senior officers. Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. Our executive officers are entitled to receive other employee benefits generally made available to our employees.

For more information, see footnote (5) to the Summary Compensation Table under “Executive Officer Compensation and Other Information.”

Change in Control and Termination Payments

The long-term employment agreements with Messrs. Adelson, Leven, Goldstein, Kay and Arasi provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. These provisions are based on negotiations with these named executive officers. In addition, the employment agreements with Messrs. Adelson, Goldstein, Kay and Arasi include restrictive covenants relating to future employment. The Compensation Committee believed the post-termination payments were necessary in order to enable us to provide a competitive compensation package so that we could retain these named executive officers.

The Company’s 2004 Equity Award Plan was established in 2004. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.

Further information about benefits under certain change in control and terminations of employment are described below under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations Relating to Executive Compensation

Section 162(m) of the Internal Revenue Code

The Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible. Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation paid to certain members of senior management (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Compensation awards under our Executive Cash Incentive Plan generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). The maximum amount payable to a participant under the Executive Cash Incentive Plan in respect of an annual bonus award that is intended to qualify for the performance-based compensation exception to Section 162(m) is $10.0 million. In addition, awards under the 2004 Equity Award Plan also may satisfy the performance-based compensation exception to Section 162(m). The performance-based provisions of our Executive Cash Incentive Plan and 2004 Equity Award Plan were approved by our stockholders at the 2008 annual meeting of stockholders. Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m).

Named executive officers and other officers or key executives designated by the Compensation Committee are eligible to receive cash bonuses payable under our Executive Cash Incentive Plan in the amounts determined in accordance with their employment agreements. The document governing the Executive Cash Incentive Plan specifies that the Compensation Committee, in its sole discretion, has full power and authority to administer the plan, including, among other things, the authority to designate an award as one that does not qualify as “performance-based” compensation under Section 162(m) of the Code. Accordingly, the bonuses paid to certain of the named executive officers and included in the Summary Compensation Table under the heading “Bonus” were not made pursuant to the Executive Cash Incentive Plan. The Performance Subcommittee makes all determinations relating to “performance-based” compensation for purposes of Section 162(m). The Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Committee deems it in the best interests of the Company and its stockholders to do so.

In addition, bonus awards granted under the Executive Cash Incentive Plan must specify performance criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified performance criteria. The Compensation Committee may modify performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, provided that no such modification may be made that would cause an award to no longer qualify as “performance-based” compensation under Section 162(m).

The Board of Directors has appointed the Compensation Committee to administer the 2004 Equity Award Plan. The Performance Subcommittee makes all determinations relating to “performance-based” compensation for purposes of Section 162(m). Under the plan, the Performance Subcommittee may not grant or provide payment in respect of an award intended to qualify as “performance-based” compensation unless the applicable performance goals have been achieved and, under the applicable performance formula, all or some of the performance award has been earned for the performance period.

Sections 280G and 4999 of the Code (“Golden Parachute Payments”)

If any payment to Mr. Adelson pursuant to his employment agreement is subject to the excise tax imposed by Section 4999 of the Code, the payment that is considered a “parachute payment” will be limited to the greatest amount which can be paid under Section 280G without causing any loss of deduction to the Company but only if, by reason of such reduction, the net after tax benefit to him (as defined in his employment agreement) exceeds the net after tax benefit if the reduction were not made.

Deferred Compensation

The Las Vegas Sands Corp. Deferred Compensation Plan was created to provide benefits to non-employee directors and a select group of management or highly paid Las Vegas Sands Corp. employees to be selected by our Compensation Committee. All non-employee directors are eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan allows participating employees to defer payment of their base salary and/or bonus and non-employee directors to defer payment of director fees. There are currently no participants in the Deferred Compensation Plan.

Executive Compensation Related Policies and Practices

Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership

The Company believes that the number of shares of the Company’s Common Stock owned by each named executive officer is a personal decision and encourages stock ownership, including through the compensation policies applicable to its named executive officers. Accordingly the Company has not adopted a policy requiring its named executive officers to hold a portion of their stock during their employment at the Company.

Under our securities trading policy, our officers, directors and employees are not permitted to purchase our Common Stock on margin, sell our Common Stock short or buy or sell puts, calls or other derivative instruments relating to our Common Stock. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect an individual’s investment in our Common Stock provided that the hedge is for at least six months in duration and relates to stock or options held by the individual.

Stock Option and Restricted Stock Grant Practices

Mr. Adelson’s employment agreement provides that grants of stock options are to be made by March 15 of the year to which the grant relates. On February 23, 2010, the Company granted Mr. Adelson stock options for the 2010 calendar year. Grants of restricted stock to Mr. Adelson are to be made by March 15 following the year to which the award relates, provided that the performance goals for such prior year have been achieved. In 2009, the Company did not achieve the predetermined EBITDA-based performance target relating to the award of restricted stock. Accordingly, the Company did not grant Mr. Adelson restricted stock in respect of his 2009 performance.

Grants of stock options and restricted stock under our 2004 Equity Award Plan are approved by the Compensation Committee’s Performance Subcommittee. Each of the members of the Performance Subcommittee is an independent director. The stock option grants to Messrs. Adelson, Leven, Goldstein, Kay and Arasi under their employment agreements are effective as of their respective grant dates, which are either the date of approval or, if later, the first date of employment or a future date specified in the employment agreement. The exercise price of all stock options to purchase Las Vegas Sands Corp. Common Stock is equal to the fair market value of Las Vegas Sands Corp. Common Stock on the grant date. The stock option grant to purchase shares of Sands China Ltd. to Mr. Jacobs was made pursuant to the Sands China Ltd. Equity Award Plan and was approved by the Remuneration Committee of the Board of Directors of Sands China Ltd. The exercise price for Mr. Jacobs’s option grant to purchase shares of Sands China Ltd. was the average closing price of Sands China Ltd. shares on The Stock Exchange of Hong Kong Limited for the five trading days immediately preceding the grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Charles D. Forman, Chair
Irwin Chafetz
George P. Koo
Jeffrey H. Schwartz (as of February 1, 2011)
Irwin A. Siegel

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information regarding compensation for our Chief Executive Officer, Chief Financial Officer and each of our other three highest paid executive officers serving as such at December 31, 2010, and the former Chief Executive Officer of Sands China Ltd.

2010 Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Sheldon G. Adelson	2010	$1,000,000	—	—	$1,825,000	$5,658,469	$2,873,397	$11,356,866
Chairman of the Board,	2009	$1,000,000	—	$24,625	$1,825,000	—	$2,725,524	$5,575,149
Chief Executive	2008	$1,000,000	—	—	—	—	$2,402,929	$3,402,929
Officer and Treasurer
Michael A. Leven(6)	2010	$2,000,000	$1,020,000	—	$9,120,000	—	$130,628	$12,270,628
President,	2009	$1,561,539	$202,740	—	$2,400,000	—	$229,454	$4,393,733
Chief Operating Officer and Secretary
Robert G. Goldstein	2010	$1,500,000	$243,750	—	—	—	$28,211	$1,771,961
Executive Vice President	2009	$1,203,692	$62,500	$16,659	$3,570,000	—	$28,943	$4,881,794
and President of Global	2008	$965,000	—	$373,175	$1,150,000	—	$24,739	$2,512,914
Gaming Operations
Kenneth J. Kay(7)	2010	$1,100,000	—	—	$5,329,440	$1,100,000	$30,258	$7,559,698
Executive Vice President	2009	$916,667	—	—	$932,000	$230,000	$46,973	$2,125,640
and Chief Financial Officer	2008	$51,923	—	—	—	—	—	$51,923
Thomas Arasi(8)	2010	$1,107,928	$421,111	—	$3,112,500	—	$72,049	$4,713,588
Former President and
Chief Executive Officer, Marina Bay Sands Pte. Ltd.
Steven C. Jacobs(9)	2010	$782,132	—	—	$2,203,125	—	$128,903	$3,114,160
Former Chief Executive	2009	$870,350	$433,333		$4,230,750	—	$83,666	$5,618,099
Officer, Sands China Ltd.

(1)	Reflects payment of bonuses to Messrs. Leven, Goldstein and Arasi of $1,020,000, $243,750 and $421,111, respectively, relating to 2010, which were paid in 2011. Reflects payment of bonuses to Messrs. Leven, Goldstein and Jacobs of $202,740, $62,500 and $433,333, respectively, relating to 2009, which were paid in 2010.

(2)	The amounts in this column are the grant date fair values of stock awards granted during the fiscal years ended December 31, 2008, 2009 and 2010. In March 2008, Mr. Adelson waived his rights to receive the restricted stock grant relating to 2007 performance to which he was entitled under his employment agreement. Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the years ended December 31, 2008, 2009 and 2010 included in the Company’s 2010 Annual Report on Form 10-K.

(3)	The amounts in this column are the grant date fair values of option awards granted during the fiscal years ended December 31, 2008, 2009 and 2010. In March 2008, Mr. Adelson waived his rights to receive the stock option grants relating to 2008 performance to which he was entitled under his employment agreement. Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the years ended December 31, 2008, 2009 and 2010 included in the Company’s 2010 Annual Report on Form 10-K.

(4)	The amount in this column relating to 2010 performance reflects (a) a base bonus payment to Mr. Adelson of $1,508,400 and (b) an annual supplemental bonus payment to Mr. Adelson of $4,150,069, based upon the Company’s achievement of 123.3% and 103.5% of the predetermined EBITDA-based performance targets for that year. The base bonus payment relating to the fourth quarter of 2010 and the annual bonus payment relating to 2010 performance were paid in February 2011. The amounts in this column relating to 2009 and 2010 performance reflect the bonus payments to Mr. Kay of $230,000 and 1,100,000 that were paid in February 2010 and 2011, respectively.

(5)	Amounts included in “All Other Compensation” for 2010 are detailed in the following table.

All Other Compensation

	Life and
	Disability	Health Care
Named Executive Officer	Insurance ($)(i)	Insurance ($)(ii)	Other ($)(iii)(iv)	Total ($)

Sheldon G. Adelson	$10,499	$29,440	$2,833,458	$2,873,397
Michael A. Leven	$16,193	$10,309	$104,126	$130,628
Robert G. Goldstein	$6,263	$17,632	$4,316	$28,211
Kenneth J. Kay	$6,197	$24,061	—	$30,258
Thomas Arasi	—	$49	$72,000	$72,049
Steven C. Jacobs	—	—	$128,903	$128,903

(i)	Amounts imputed as income in connection with our payments in 2010 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried employees. Short-term disability insurance is also generally available to all salaried employees.

(ii)	During 2010, the executive officers participated in a group supplemental medical insurance program available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent premiums, administration fees and claims paid for 2010.

(iii)	The amount in the table for Mr. Adelson consists of (a) the Company’s cost of $2,539,346 to provide security to Mr. Adelson and his immediate family, (b) the annual reimbursement of professional fees of $100,000 and (c) the costs of an automobile and driver provided to Mr. Adelson of $194,112 for 2010 pursuant to the terms of his employment agreement. The amount in the table for Mr. Leven consists of compensation of $104,126 related to Mr. Leven’s personal use of aircraft that is imputed to Mr. Leven as compensation using the Internal Revenue Service Standard Industry Fare Level tables. The amount in the table for Mr. Goldstein consists of compensation related to travel expenses for Mr. Goldstein’s spouse provided for under his 2010 employment agreement. The amount in the table for Mr. Arasi consists of a housing allowance. The amount in the table for Mr. Jacobs consists of allowances for housing and home leave.

(iv)	Our executive officers, as well as certain other employees, are entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino and to receive dry cleaning services. The Company provides certain of its executive officers with access to corporate memberships at country clubs for business purposes. The Company requires these executives to reimburse it in full for personal use of these facilities. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on flights on aircraft that we own, lease or provide pursuant to interchange or time sharing arrangements. The Company also permits its executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. There is no incremental cost to the Company for any of these benefits.

(6)	Mr. Leven joined the Company in March 2009.

(7)	Mr. Kay joined the Company in December 2008.

(8)	Mr. Arasi joined the Company in August 2009 and resigned, effective April 30, 2011.

(9)	Mr. Jacobs joined the Company as a consultant in March 2009 and became an employee of the Macau operations in August 2009. His employment was terminated on July 23, 2010.

2010 Grants of Plan-Based Awards

The following table presents information on potential payment opportunities in respect of 2010 performance under our Executive Cash Incentive Plan for the named executive officers and equity awards granted during 2010 under our 2004 Equity Award Plan or, in the case of Mr. Jacobs, the Sands China Equity Award Plan.

					All Other	All Other
					Stock	Option
					Awards:	Awards:				Grant Date
		Estimated Future Payouts			Number of	Number of	Exercise or			Fair Value of
		Under Non-Equity			Shares of	Securities	Base Price			Stock and
		Incentive Plan Awards(1)			Stock or	Underlying	of Option			Option
	Grant	Threshold	Target	Maximum	Units(2)	Options	Awards			Awards(2)
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)			($)

Sheldon G. Adelson	2/23/10					151,076		$16.09		$1,825,000
Base bonus		—	$1,508,400	$1,508,400
Annual bonus		—	$2,257,560	$4,515,120
Michael A. Leven	1/1/10					1,000,000		$14.94		$9,120,000
Annual bonus		—	$1,000,000	—
Robert G. Goldstein
Annual bonus		—	—	$250,000
Kenneth J. Kay	2/23/10					300,000		$16.09		$3,624,000
	6/11/10					88,000		$25.72		$1,705,440
Annual bonus		—	—	$1,100,000
Thomas Arasi	8/3/10					150,000		$28.12		$3,112,500
Annual bonus		—	—	$553,964
Steven C. Jacobs	5/11/10					2,500,000	HK$	11.83	(3)	$2,203,125

(1)	The amounts shown in these columns for Mr. Adelson represent a range of potential incentive payment opportunities for 2010 based on certain specified annualized EBITDA assumptions under his employment agreement and our Executive Cash Incentive Plan. Threshold amounts are not included in the table because, in accordance with his employment agreement, Mr. Adelson is not entitled to receive a base bonus payment unless the Company achieves the 2010 base bonus EBITDA performance target. Mr. Adelson is not entitled to receive an annual bonus payment unless the Company achieves at least 80% of the 2010 annual bonus EBITDA performance target. Under their employment agreements, Messrs. Leven, Goldstein, Kay and Arasi are eligible to receive discretionary bonuses based on the achievement of individual and company goals and objectives. Mr. Leven is eligible to receive 50% of his annual base salary, but not to exceed $1,000,000, unless the threshold performance target, to the extent set by the Compensation Committee, is met. Mr. Goldstein is eligible to receive $250,000, Mr. Kay is eligible to receive 100% of his annual base salary and Mr. Arasi is eligible to receive 50% of his annual base salary. Mr. Jacobs’s employment was terminated on July 23, 2010 and he did not receive a bonus in respect of his 2010 performance. See the discussion below under ‘‘— Employment Agreements,” as well as “Compensation Discussion and Analysis — Elements of Executive Officer Compensation — Short-term Incentives” for more information regarding bonus incentive awards.

(2)	Calculated based on the aggregate grant date fair value computed in accordance with accounting standards regarding share-based payments.

(3)	The per share exercise price of Mr. Jacobs’s options is for the purchase of Sands China Ltd. shares.

Employment Agreements

The executive employment agreements and other arrangements provide for the payment of base salary, cash incentive bonuses and equity incentive awards as described below.

Mr. Adelson.  Mr. Adelson’s employment agreement provides for an annual base salary. He also is eligible for target base bonus and annual supplemental bonus payments and annual awards of options to purchase shares of Common Stock and shares of restricted stock as described under “Compensation Discussion and Analysis — Employment Agreements.”

Mr. Leven.  Mr. Leven’s 2009 employment agreement provided for an annual base salary, a target bonus and stock option grants, as described under “Compensation Discussion and Analysis — Employment Agreements.” Mr. Leven’s 2011 employment agreement provides for an annual base salary and a grant of shares of restricted stock. Under his 2011 employment agreement, Mr. Leven is eligible to receive an annual bonus with a target bonus of 100% of his base salary, or $3,000,000, in respect of his 2011 performance, subject to the achievement of performance targets to be established in accordance with the Company’s management incentive plan.

Mr. Goldstein.  Mr. Goldstein’s 2009 employment agreement provided for an annual base salary, a maximum discretionary incentive bonus and a stock option grant, as described under “Compensation Discussion and Analysis — Employment Agreements.” Mr. Goldstein’s 2011 employment agreement provides for an annual base salary and a grant of shares of restricted stock. Under his 2011 employment agreement, Mr. Goldstein is eligible to receive a discretionary cash bonus of 100% of his base salary, or $1,500,000, in respect of his 2011 performance, subject to the achievement of performance targets to be established in accordance with the Company’s management incentive plan.

Mr. Kay.  Mr. Kay’s employment agreement provides for an annual base salary and an annual cash bonus, as described under “Compensation Discussion and Analysis — Employment Agreements.” Pursuant to his employment agreement, Mr. Kay received a grant of options to purchase 100,000 shares of our Common Stock on January 1, 2009, which provided that options to purchase 5,000 shares, 12,500 shares, 21,666 shares, 28,333 shares, 20,833 shares and 11,668 shares were to vest on the first, second, third, fourth, fifth and sixth anniversaries of the date of grant, respectively. Accordingly, options to purchase 5,000 shares vested on January 1, 2010. In January 2010, the Company amended the terms of Mr. Kay’s employment agreement and option grant so that (a) an additional 20,000 options were deemed retroactively vested as of January 1, 2010 resulting in a cumulative total of 25,000 options being vested as of that date and (b) the remaining 75,000 options vest in equal installments of 25,000 options each on January 1, 2011, 2012 and 2013.

Mr. Arasi.  Mr. Arasi’s employment agreement provided for an annual base salary, an annual bonus, with a bonus opportunity of 50% of his base salary as determined in the Company’s sole discretion and stock option grants, as described under “Compensation Discussion and Analysis — Employment Agreements.” Pursuant to his employment agreement, Mr. Arasi received a grant of options to purchase 150,000 shares of our Common Stock on August 3, 2009, 75,000 of which vested on August 3, 2010. The remaining 75,000 options were scheduled to vest on August 3, 2011; however, the vesting of these options was accelerated in connection with Mr. Arasi’s resignation from the Company as further described under “Potential Payments Upon Termination or Change in Control.” Mr. Arasi also received a grant of options to purchase 150,000 shares of our Common Stock on August 3, 2010, 75,000 of which were scheduled to vest on each of August 3, 2011 and 2012. This grant of options will be forfeited upon Mr. Arasi’s resignation from the Company.

Mr. Jacobs.  Mr. Jacobs’s employment was terminated on July 23, 2010. He did not receive a bonus in respect of his 2010 performance.

For additional information about the employment agreements, see “Compensation Discussion and Analysis — Elements of Executive Officer Compensation — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information concerning stock options and shares of restricted stock held by the named executive officers at December 31, 2010.

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying		Option		Units of Stock		Units of Stock
	Unexercised	Unexercised		Exercise	Option	That Have		That Have
	Options	Options		Price	Expiration	Not Vested		Not Vested(14)
Name	(#) Exercisable	(#) Unexercisable		($)	Date	(#)		($)

Sheldon G. Adelson	91,832	—		$29.00	12/14/2014
	163,530	490,591	(1)	$4.14	2/5/2019
	—	151,076	(2)	$16.09	2/22/2020	3,965	(12)	$182,192
Michael A. Leven	—	2,250,000	(3)	$1.55	3/11/2014
	250,000	750,000	(3)	$14.94	3/11/2014
	8,349	—		$29.00	12/14/2014
	6,000	4,000	(4)	$115.39	12/16/2017
Robert G. Goldstein	62,620	—		$29.00	12/14/2014
	53,254	—		$42.59	1/10/2016
	23,241	7,747	(5)	$86.61	3/29/2017
	19,577	19,578	(6)	$73.59	3/28/2018
	112,007	336,021	(1)	$4.14	2/5/2019
	250,000	250,000	(5)	$6.84	7/9/2019	4,372	(13)	$200,893
Kenneth J. Kay	—	75,000	(1)	$5.93	12/31/2018
	—	75,000	(7)	$7.73	6/17/2019
	—	300,000	(8)	$16.09	2/22/2020
	—	88,000	(9)	$25.72	6/10/2020
Thomas Arasi	—	75,000	(10)	$10.06	8/2/2019
	—	150,000	(11)	$28.12	8/2/2020
Steven C. Jacobs	—	—		—	—

(1)	The remaining unvested portion of this stock option grant vests in three equal installments on January 1, 2011 (which has vested), January 1, 2012 and January 1, 2013.

(2)	The stock option grant vests in four equal installments on January 1, 2011 (which has vested), January 1, 2012, January 1, 2013 and January 1, 2014.

(3)	The remaining unvested portion of this stock option grant vested on March 11, 2011.

(4)	The remaining unvested portion of this stock option grant vests in two equal installments on December 17, 2011 and December 14, 2012.

(5)	The remaining unvested portion of this stock option grant vested on January 1, 2011.

(6)	The remaining unvested portion of this stock option grant vests in two equal installments on January 1, 2011 (which has vested) and January 1, 2012.

(7)	The remaining unvested portion of this stock option grant vests in three equal installments on June 18, 2011, June 18, 2012 and June 18, 2013.

(8)	The stock option grant vests in four equal installments on February 23, 2011 (which has vested), February 23, 2012, February 23, 2013 and February 23, 2014.

(9)	The stock option grant vests in four equal installments on June 11, 2011, June 11, 2012, June 11, 2013 and June 11, 2014.

(10)	The remaining unvested portion of this stock option grant vests on August 3, 2011, but the vesting was accelerated in connection with Mr. Arasi’s resignation from the Company in 2011.

(11)	The stock option grant vests in two equal installments on August 3, 2011 and August 3, 2012, but will be forfeited in connection with Mr. Arasi’s resignation from the Company.

(12)	The remaining unvested portion of the restricted stock award vests in two equal installments on January 1, 2011 (which has vested) and January 1, 2012.

(13)	The remaining unvested portion of restricted stock awards as to 3,031 shares vested on January 1, 2011, with the remaining unvested portion of restricted stock awards as to 1,341 shares vesting on January 1, 2012.

(14)	Market value is determined based on the closing price of our Common Stock of $45.95 on December 31, 2010 as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.

Option Exercises and Stock Vested in 2010

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by the named executive officers during 2010.

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized
	Exercise	Exercise	Acquired on Vesting	on Vesting(1)
Name	(#)	($)	(#)	($)

Sheldon G. Adelson	—	—	1,983	$29,626 (1)
Michael A. Leven	750,000	28,683,210	—	—
Robert G. Goldstein	—	—	6,496	$97,050 (1)
Kenneth J. Kay	50,000	2,183,580	—	—
Thomas Arasi	75,000	2,853,030	—	—
Steven C. Jacobs	268,750	4,001,097	—	—

(1)	Market value on the vesting date of January 1, 2010 is determined based on the closing price of our Common Stock of $14.94 on December 31, 2009 (the last trading date before the vesting date) as reported on the NYSE and equals the closing price multiplied by the number of vested shares.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements and other arrangements for the named executive officers provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. All payments under the executive employment agreements or other arrangements in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. The applicable named executive officer also may be subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of employment.

Mr. Adelson

In the event of a termination of Mr. Adelson’s employment for cause (as defined below) or his voluntary termination (other than for good reason (as defined below)), all of his salary and benefits will immediately cease (subject to any requirements of law).

In the event of a termination of Mr. Adelson’s employment by us without cause or a voluntary termination by Mr. Adelson for good reason (as defined below) other than during the two year period following a change in control (as defined below), we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	his salary and base bonus, if applicable, for the remainder of the term of his employment agreement or, if he becomes employed elsewhere, the difference, if any, between 50% of the salary and bonus compensation earned in such other employment and the salary and base bonus, if applicable, payable under his employment agreement with us;

•	a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid;

•	full vesting of all unvested options and restricted stock outstanding on the date of termination of employment; and

•	continued health and welfare benefits for the remainder of the term of the employment agreement (or, if earlier, until he receives health and welfare coverage from a subsequent employer).

In the event of a termination of Mr. Adelson’s employment by us without cause, a termination by Mr. Adelson for good reason within the two-year period following a change in control or Mr. Adelson’s voluntary termination at any time during the one-year period following a change in control, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum payment of two times his salary plus, if applicable, his target base bonus and target annual supplemental bonus for the year of termination;

•	full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment;

•	a pro rata target base bonus and target annual supplemental bonus for the year of termination of employment; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until Mr. Adelson receives health and welfare coverage from a subsequent employer).

However, if the change in control does not satisfy the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code, then the payment of two times salary plus base bonus will be paid ratably for the remainder of the term of the employment agreement and the pro rata annual bonus for the year of termination will be paid at the same time annual bonuses would normally be paid to other executive officers of the Company.

In the case of a termination of Mr. Adelson’s employment due to his death or disability (as defined in his employment agreement), Mr. Adelson (or his estate) will be entitled to receive:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	continued payments of salary and, if applicable, base bonus, less any applicable disability short term insurance payments, for a period of twelve months following the date of termination of employment;

•	accelerated vesting of options and restricted stock awards such that all such options and awards that would have vested during the twelve month period following the date of termination will become vested as of the date of termination of employment; and

•	a pro rata annual bonus payable at the time the bonus would normally be paid.

If Mr. Adelson terminates his employment on or after the last day of a fiscal year but before the actual grant date of the restricted stock award for that fiscal year, he will be granted a fully vested award for that fiscal year on the date the award would have otherwise been made (and subject to the applicable performance target being achieved) equal to the number of shares he would have been awarded multiplied by the following applicable percentage:

•	0% if the termination was for cause or a voluntary termination (other than for good reason or retirement);

•	33 1/3% if the termination was due to death or disability; and

•	100% if the termination is by us without cause or by the executive for good reason or due to retirement.

All payments under Mr. Adelson’s employment agreements in connection with a termination of employment are subject to Mr. Adelson’s agreement to release the Company from all claims relating to his employment and the termination of his employment. In addition, Mr. Adelson is subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of his employment.

Definitions.  The terms “cause,” “good reason” and “change in control” are defined in Mr. Adelson’s employment agreement as follows:

Mr. Adelson may be terminated by the Company for “cause” if:

•	he is convicted of a felony, misappropriates any material funds or material property of the Company, its subsidiaries or affiliates, commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•	he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•	his gaming license is revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice; provided, that in the event that the revocation or suspension occurs without there having been any fault on his part, the termination will be treated in the same manner as a termination due to disability instead of for “cause.”

Mr. Adelson may terminate his employment with the Company for “good reason” if:

•	the Company fails to maintain him as Chairman of the Board of Directors and Chief Executive Officer, unless the Board determines that these positions must be held by someone other than Mr. Adelson due to applicable statutory, regulatory or stock exchange requirements, or if this practice is common among companies of similar size in similar industries to us, and the Board determines that this practice constitutes best practices of corporate governance;

•	the Company reduces his base salary;

•	subject to specified exceptions, the Company reduces his target base bonus, target annual bonus or target incentive award opportunity;

•	the Company fails to obtain stockholder approval for the bonus and incentive awards by the earlier of the Company’s 2008 annual meeting of stockholders or the date these awards cease to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended; unless the awards have been approved by the Performance Subcommittee of the Compensation Committee;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as his duties and responsibilities are not materially changed as they relate solely to the Company; or

•	the Company materially breaches the employment agreement.

A “change in control” occurs upon:

•	the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (I) any acquisition by the Company or any affiliate (as defined), (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (III) any acquisition by Mr. Adelson or any related party (as defined) or any group of which Mr. Adelson or a related party is a member, (IV) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors, or (V) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•	the incumbent members of the board of directors on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the board;

•	the Company’s dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson or one of his related parties; or

•	the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors.

Mr. Leven

In the event that Mr. Leven’s employment is terminated by the Company (other than for cause as defined in his 2009 and 2011 employment agreements and below) or by reason of his death or disability or if Mr. Leven terminates his employment for good reason (as defined in his 2009 and 2011 employment agreements and below), then he will be entitled to receive:

(a) under his 2009 employment agreement:

•	his accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum cash payment of 50% of the base salary he would have received had he remained employed through the remainder of the term of his agreement plus $500,000; and

•	continued participation in the health and welfare benefit plans of the Company during the remainder of the term of his agreement (or, if earlier, until he receives health and welfare coverage with a subsequent employer); and

(b) under his 2011 employment agreement:

•	his accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum cash payment of 50% of the base salary he would have received had he remained employed through the remainder of the term of his agreement; and

•	continued participation in the health and welfare benefit plans of the Company during the remainder of the term of his agreement (or, if earlier, until he receives health and welfare coverage with a subsequent employer).

In addition, if (a) Mr. Leven’s employment is terminated prior to the expiration of the term of his agreement because the Company discharges him (other than for cause), (b) he terminates his employment for good reason (as defined in the agreement and below), (c) his employment is terminated due to his death or disability, (d) his employment terminates by reason of expiration of the term of the agreement, or (e) there is a change in control of the Company (as defined in Mr. Leven’s 2009 and 2011 employment agreements and below), then:

(a) under his 2009 employment agreement, each stock option to purchase shares of our Common Stock provided for in his 2009 employment agreement will immediately become fully vested and exercisable and remain outstanding through its originally scheduled expiration date; and

(b) under his 2011 employment agreement, the restricted shares of Common stock provided for in his 2011 employment agreement will immediately become fully vested and the restrictions on the restricted shares shall lapse.

Definitions.  The terms “cause,” “good reason” and “change in control” are defined in Mr. Leven’s 2009 and 2011 employment agreements as follows:

Mr. Leven may be terminated by the Company for “cause” if the Board, at a duly noticed meeting, has determined that one or more of the following events has occurred:

•	he is convicted of a felony, misappropriation of any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs in a manner that renders him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and the breach is likely to cause a material adverse effect on the business of the Company or any of its affiliates and fails to correct the breach following written notice; or

•	he commits any act or acts of serious and bad faith willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

Mr. Leven may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•	the Company reduces his target bonus;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended on the date of the employment agreement;

•	a change in control (as defined in the employment agreement for Mr. Adelson described above); or

•	Sheldon G. Adelson is not serving as the Company’s Chief Executive Officer and Chairman of the Board (unless Mr. Adelson’s spouse is serving in such capacities).

Mr. Goldstein

In the event that Mr. Goldstein’s employment is terminated by the Company for cause (as defined in his 2009 and 2011 employment agreements and below), then pursuant to his 2009 and 2011 employment agreements, Mr. Goldstein will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment is terminated by the Company without cause (and other than due to death or disability), then pursuant to his 2009 and 2011 employment agreements, Mr. Goldstein will be entitled to receive:

•	continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement);

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein terminates his employment with the Company due to a change in control (as defined in the employment agreement for Mr. Adelson described above), then pursuant to his 2009 and 2011 employment agreements he will be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of two (2) times his base salary;

•	accelerated vesting of all equity awards (including awards of stock options and shares of restricted stock outstanding as of the date Mr. Goldstein entered into his 2009 employment agreement and, with respect to his 2011 employment agreement, the award of restricted shares of the Company’s Common Stock under the 2011 employment agreement) so that all such awards are fully vested as of the date of termination; and

•	continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

In the event that Mr. Goldstein voluntarily terminates his employment with the Company, he shall be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event Mr. Goldstein’s employment with the Company is terminated due to his death or disability, then pursuant to his 2009 and 2011 employment agreements, Mr. Goldstein or his estate, as the case may be, shall be entitled to receive:

•	continuation of his base salary for 12 months following termination of employment (or, if shorter, the remainder of the initial term of his 2011 employment agreement), less any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Mr. Goldstein’s 2009 employment agreement provided that in the event his employment with the Company was terminated due to his death or disability, Mr. Goldstein or his estate, as the case may be, would be entitled to receive accelerated vesting of all equity awards under his 2004 and 2009 employment agreements such that the portion of each such award that would have vested during the twelve month period following the date of termination had he remained employed during that period would be immediately vested as of the date of termination. Mr. Goldstein’s 2011 employment agreement provides that in the event that Mr. Goldstein’s employment terminates due to his death or disability during the 2012 calendar year, he or his estate, as the case may be, shall be entitled to receive accelerated vesting of a portion of the restricted shares of Common Stock granted to him under his 2011 employment agreement such that the pro-rata portion of such award that would have vested through the date of termination (calculated on a straight line basis based on the number of days in the 2012 calendar year prior to the date of termination) shall be immediately vested as of the date of termination;

Mr. Goldstein’s 2009 employment agreement also provided that in the event that Mr. Goldstein voluntarily terminated his employment with the Company due to Sheldon G. Adelson not serving as Chief Executive Officer of the Company and Chairman of the Board, he would be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In addition, if Mr. Goldstein remains continuously employed with the Company through December 31, 2011, then upon termination of his employment with the Company at or following that date, Mr. Goldstein shall be entitled to receive accelerated vesting of all of his awards of stock options and restricted stock that were outstanding as of July 10, 2009.

Definitions.  The term cause” is defined in Mr. Goldstein’s 2009 and 2011 employment agreements as follows:

Mr. Goldstein may be terminated by the Company for “cause” if the Board, at a duly noticed meeting, has determined that one or more of the following events has occurred:

•	he is convicted of a felony or misappropriates any material funds or material property of the Company, its subsidiaries or affiliates;

•	he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates;

•	he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•	he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by the Nevada gaming authorities and he fails to correct the situation following written notice.

Mr. Kay

In the event of a termination of Mr. Kay’s employment for cause (as defined in his employment agreement and below) or a voluntary termination by Mr. Kay (other than for good reason (as defined in his employment agreement and below)), all salary and benefits will immediately cease (subject to any requirements of law).

In the event of a termination of Mr. Kay’s employment by the Company without cause or a voluntary termination by Mr. Kay for good reason, the Company will be obligated to pay or provide Mr. Kay with:

•	continued payment of his salary for twelve months following the date of termination, subject to reduction if Mr. Kay becomes employed elsewhere; provided that if Mr. Kay terminates his employment for good reason upon a change of control (as defined in the agreement), Mr. Kay shall be entitled to his base salary for twelve months, which amount shall not be subject to any reduction as a result of his employment elsewhere;

•	a pro-rated share of his annual bonus that he would have earned during the year in which the agreement is terminated; and

•	continued health and welfare benefits for Mr. Kay, his spouse and his dependents for twelve months following the date of termination, including for a termination by Mr. Kay for good reason upon a change of control.

In the case of a termination of Mr. Kay’s employment due to his death or disability (as defined in his employment agreement), he will be entitled to receive the following:

•	continued payments of his base salary for a period of twelve months following the date of termination of his employment as a result of such death or disability;

•	continued vesting of stock option awards such that all such stock options that would have vested during the twelve month period following the date of termination as a result of such death or disability will continue to vest as if he had remained employed by the Company during the twelve month period following the date of such termination; and

•	continued health and welfare benefits for Mr. Kay, his spouse and his dependents for the twelve months following the date of termination of his employment as a result of such death or disability.

Definitions.  The terms “cause,” “good reason” and “change in control” are defined in Mr. Kay’s employment agreement as follows:

Mr. Kay may be terminated by the Company for “cause” if:

•	he is convicted of a felony, misappropriates any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•	he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice.

Mr. Kay may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as Mr. Kay’s duties and responsibilities are not materially changed as they relate solely to the Company; or

•	Mr. Kay discovers or the Company announces a “change of control.”

Under Mr. Kay’s employment agreement, a “change of control” occurs if Sheldon G. Adelson and the estate planning trusts of Sheldon G. Adelson identified at the effective date of Mr. Kay’s employment agreement in the most recent filing with the Securities and Exchange Commission (the “SEC”) (including any amendments, revisions, conversions, substitutions or otherwise of such trusts) control less than 50% of the voting equity of the Company; provided that a “change of control” ceases to constitute “good reason” unless Mr. Kay gives notice to the Company that he is terminating his employment with the Company due to the “change of control” within 30 days after the first filing is made with the SEC by which the fact of such “change of control” could be determined. For purpose of the preceding sentence, Mr. Kay shall be considered to have determined the existence of a “change of control” on the date of the SEC filing if the filing announces a transaction that has occurred or on the date that a prospective transaction closes.

Mr. Arasi

In the event of a termination of Mr. Arasi’s employment for cause (as defined in his employment agreement and below) or a voluntary termination by Mr. Arasi (other than for good reason (as defined in his employment agreement and below)), he shall be entitled to:

•	base salary through the date of termination of employment;

•	reimbursement for previously unreimbursed expenses incurred in the course of and for the purposes of his employment; and

•	such rights to other compensation and benefits as may be provided in applicable agreements, plans and programs of the Company.

In the event of a termination of Mr. Arasi’s employment by the Company without cause or a voluntary termination by Mr. Arasi for good reason, the Company will be obligated to pay or provide Mr. Arasi with:

•	payment of a lump sum equal to his base salary for three months;

•	a pro-rated share of his annual bonus provided, among other things, the bonus has previously been approved by the Company and he worked for more than six months in the year in which the agreement is terminated;

•	accelerated vesting of the percentage of his options scheduled to vest during the twelve month period in which termination of his employment occurs;

•	continued health plan coverage for himself and his eligible dependents, at the same cost and on the same terms as is provided to actively employed executive officers for the earlier to occur of 18 months after termination of employment or until Mr. Arasi obtains health plan coverage from another employer;

•	tax preparation services for in respect of all Singapore and U.S. federal and state tax and tax-related returns and forms related to the years of employment and through the year of termination of employment;

•	tax protection to the extent necessary to put Mr. Arasi in the same after-tax position as if all remuneration, benefits and expense reimbursements paid by or on behalf of the Company were solely subject to U.S. taxes and not Singapore taxes through the year of termination of employment;

•	reimbursement for previously unreimbursed expenses incurred in the course of and for the purposes of his employment; and

•	such rights to other compensation and benefits as may be provided in applicable agreements, plans and programs of the Company.

In the case of a termination of Mr. Arasi’s employment due to his disability (as defined in his employment agreement), he will be entitled to receive the following:

•	payment of a lump sum equal to his base salary for three months;

•	a pro-rated share of his annual bonus provided, among other things, the bonus has previously been approved by the Company and he worked for more than six months in the year in which the agreement is terminated;

•	accelerated vesting of the percentage of his options scheduled to vest during the twelve month period in which termination of his employment occurs;

•	continued health plan coverage for himself and his eligible dependents, at the same cost and on the same terms as is provided to actively employed executive officers for the earlier to occur of 12 months after termination of employment or until Mr. Arasi obtains health plan coverage from another employer;

•	tax preparation services for in respect of all Singapore and U.S. federal and state tax and tax-related returns and forms related to the years of employment and through the year of termination of employment;

•	tax protection to the extent necessary to put Mr. Arasi in the same after-tax position as if all remuneration, benefits and expense reimbursements paid by or on behalf of the Company were solely subject to U.S. taxes and not Singapore taxes through the year of termination of employment;

•	reimbursement for previously unreimbursed expenses incurred in the course of and for the purposes of his employment; and

•	such rights to other compensation and benefits as may be provided in applicable agreements, plans and programs of the Company.

Definitions.  The terms “cause,” “good reason” and “material breach” are defined in Mr. Arasi’s employment agreement as follows:

“Cause” means:

•	conviction, or a guilty plea of any criminal offense (other than of a traffic offense) whether in Singapore or elsewhere involving dishonesty on the part of Mr. Arasi;

•	misappropriation of any material funds or property of the Company, commission of fraud or embezzlement with respect to the Company, or any material act of dishonesty relating to Mr. Arasi’s employment by the Company resulting or intended to result in direct or indirect personal gain or enrichment at the expense of the Company;

•	use of alcohol or drugs that renders Mr. Arasi unable to perform the functions of his job or carry out his duties;

•	the failure to obtain, or loss, revocation or suspension, regardless of cause, of any license or certification of Mr. Arasi’s necessary for him to discharge his duties on behalf of the Company and Mr. Arasi fails to correct the situation, if possible, within the timeframe prescribed by any applicable casino regulatory authority including the Singapore Gaming Authority;

•	a decree of a court of competent jurisdiction that Mr. Arasi is not mentally competent or is unable to handle his own affairs;

•	Mr. Arasi’s death; or

•	the giving of written notice by the Company to Mr. Arasi of his material breach (as defined in his employment agreement) of his employment agreement, which material breach, if curable, remains uncured for ten days after the giving of such notice.

“Good Reason” means:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•	a required relocation of his employment away from Singapore without his consent;

•	there is a material change in the duties and responsibilities of his office as would cause his position to have less dignity, importance or scope than intended at the time of the agreement;

provided, however, that “Good Reason” shall not be deemed to occur solely as a result of a transaction in which the Company becomes a subsidiary of another company, so long as Mr. Arasi’s duties and responsibilities of office are not materially changed as they relate solely to the Company and, provided further, that Mr. Arasi may not terminate employment for Good Reason, unless (i) he gives written notice to the Company that Good Reason has occurred, which notice includes a reasonably detailed description of the alleged grounds for termination, and that he has elected to resign, and (ii) the Company has not cured such act or omission prior to the expiration of the 30 day period after delivery of such notice, in which case, his employment shall terminate 30 days after delivery of such notice.

“Material Breach” means an act or omission of Mr. Arasi’s not otherwise specified in the definition of “Cause” set forth above, which is (i) dishonest and relates to Mr. Arasi’s employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates; (ii) likely to cause a material adverse effect on the business of the Company or any of its affiliates; or (iii) serious and bad faith willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

Mr. Jacobs

In the event of a termination of Mr. Jacobs’s employment for cause, all salary and benefits will immediately cease (subject to any requirements of law). Mr. Jacobs’s employment was terminated for cause on July 23, 2010. He did not receive any payments relating to his termination.

2004 Equity Award Plan

In the event of a change in control (as defined above in the definition of change in control in the employment agreements for Messrs. Adelson, Goldstein and Leven and in the 2004 Equity Award Plan), if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards paid to the participants in connection with a change in control.

In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

Potential Payments/Benefits Upon Termination of Employment for 2010

The table below sets forth information about the potential payments and benefits our executive officers who were employed by the Company on December 31, 2010 may receive under their employment agreements upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the payments that each executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2010. The amounts actually payable will be determined only upon the termination of employment of each executive officer, taking into account the facts and circumstances surrounding the executive officer’s termination of employment.

The information in the table assumes that:

•	amounts included as bonus payments for 2011 performance are target amounts based on the achievement of performance goals;

•	the executive officer did not become employed by a subsequent employer; and

•	equity awards vest fully upon a change in control, if provided in the applicable employment agreement.

		Acceleration of
		Restricted	Acceleration	Continued
Name*	Cash Payments	Stock(1)	of Options(2)	Health Benefits	Total

Sheldon G. Adelson
-Without Cause/For Good Reason	$7,027,208	$2,007,192	$25,022,729	$10,000	$34,067,129
-Change in Control	$13,297,880	$2,007,192	$25,022,729	$20,000	$40,347,801
-Death/Disability	$7,135,905	$699,437	$7,964,982	—	$15,800,324
Michael A. Leven
-Without Cause/For Good Reason	$708,333	—	$123,157,500	$2,100	$123,867,933
-Change in Control	$708,333	—	$123,157,500	$2,100	$123,867,933
-Death/Disability	$708,333	—	$123,157,500	$2,100	$123,867,933
Robert G. Goldstein
-Without Cause/For Good Reason	$1,500,000	—	—	—	$1,500,000
-Change in Control	$3,000,000	$200,939	$23,826,538	$20,000	$27,047,477
-Death/Disability	$1,500,000	$139,305	$14,460,513	—	$16,099,818
Kenneth J. Kay
-Without Cause/For Good Reason	$2,200,000	—	—	$10,000	$2,210,000
-Change in Control	$2,200,000	—	—	$10,000	$2,210,000
-Death/Disability	$1,100,000	—	$4,640,560	$10,000	$5,750,560
Thomas Arasi(3)
-Without Cause/For Good Reason	$717,361	—	$4,029,000	$15,000	$4,761,361
-Change in Control	—	—	—	—	—
-Death/Disability	$717,361	—	$4,029,000	$10,000	$4,756,361

*	Mr. Jacobs’s employment was terminated for cause on July 23, 2010. He did not receive any payments relating to his termination.

(1)	Reflects (a) the grants of restricted stock for 2010 that are earned and vest pursuant to the applicable employment agreement, and (b) the value of accelerated vesting of restricted stock, based on the closing price of our Common Stock on December 31, 2010 (the last trading day of 2010) of $45.95 per share. Of the amounts shown in the table, restricted stock with a value of $91,104 for Mr. Adelson and $139,305 for Mr. Goldstein vested during the period from January 1, 2011 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for either of these executive officers.

(2)	Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 31, 2010 (the last trading day of 2010) of $45.95 per share over (b) the applicable exercise price of the options. Of the amounts shown in the table, options with a value of $7,694,982 for Mr. Adelson, $123,157,500 for Mr. Leven, $14,460,513 for Mr. Goldstein and $3,240,000 for Mr. Kay vested during the period from January 1, 2011 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for any of these executive officers.

(3)	Mr. Arasi resigned effective April 30, 2011. In connection with his resignation, Mr. Arasi received (a) his annual bonus in respect of his 2010 performance of $421,111, (b) accelerated vesting of options to purchase 75,000 shares of Common Stock granted on August 3, 2009, (c) continued health plan coverage for Mr. Arasi and his eligible dependents, at the same cost and on the same terms as is provided to actively employed executive officers, until the earlier of 18 months after the termination of employment or until Mr. Arasi obtains health plan coverage from another employer, (d) payment of relocation expenses, (e) tax preparation benefits with respect to the tax years ending on December 31, 2010 and December 31, 2011, (f) tax protection benefits pursuant to his employment agreement, (g) reimbursement for previously unreimbursed expenses incurred in the course of and for the purposes of his employment, and (h) such rights to other compensation and benefits as may be provided in applicable agreements, plans and programs of the Company.

DIRECTOR COMPENSATION

Since our initial public offering in 2004, each non-employee director has received an annual cash retainer of $50,000 and an annual grant of restricted stock equal in value to $50,000. The restricted stock is subject to a one year forfeiture period and may not be sold until the director retires from the Board (except to the extent necessary to cover taxes incurred as a result of the vesting of the restricted stock). In 2010, Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel each received 2,005 shares of restricted stock. In addition, each non-employee director receives a one time grant of options upon becoming a non-employee director with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes option valuation model). The stock options vest in five equal installments on each of the first five anniversaries of the date of grant. Both the restricted stock grants and the options are granted to the directors pursuant to our 2004 Equity Award Plan.

We pay non-employee directors $1,500 for each meeting of the Board that they attended ($750 for telephonic meetings). We pay non-employee directors who are members of the Audit Committee or the Compensation Committee $1,000 for each committee meeting that they attended ($500 for telephonic meetings). During 2010, we paid an annual retainer of $20,000 to the chairperson of the Audit Committee and an annual retainer of $5,000 to the chairperson of the Compensation Committee.

Effective April 1, 2011, each non-employee director will receive an annual cash retainer of $75,000 and an annual grant of restricted stock equal in value to $75,000. The Chairman of the Audit Committee will receive an annual retainer of $50,000 and each member of the Audit Committee will receive an annual retainer of $15,000. The Chairman of the Compensation Committee will receive an annual retainer of $15,000 and each member of the Compensation Committee will receive an annual retainer of $5,000.

Non-employee directors may defer cash compensation payments into a deferred compensation plan. None of these payments have been deferred to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

Beginning in 2006, the Compensation Committee retained HVS Executive Search for advice on compensation-related matters, including a review of director compensation. HVS Executive Search provided advice on director compensation during 2011. The Compensation Committee may, in its discretion, seek the advice of our chief executive officer or any of our other executive officers, in determining or recommending the amount or form of compensation for our outside directors.

2010 Director Compensation Table

The following table describes the compensation arrangements with our non-employee directors for 2010.

	Fees Earned or Paid
	in Cash	Stock Awards(1)	Option Awards(2)	Total
Name	($)	($)	($)	($)

Jason N. Ader	$55,250	$50,000	$302,000	$407,250
Irwin Chafetz	$54,750	$50,000	$302,000	$406,750
Wing T. Chao(3)	$10,467	—	—	$10,467
Charles D. Forman	$58,500	$50,000	$302,000	$410,500
George P. Koo	$53,500	$50,000	$302,000	$405,500
Jeffrey H. Schwartz(4)	$53,250	$50,000	$302,000	$405,250
Irwin A. Siegel(4)	$76,250	$50,000	$302,000	$428,250

(1)	The amounts in this column are the grant date fair values of stock awards granted during the fiscal year ended December 31, 2010 as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the year ended December 31, 2010 included in the Company’s 2010 Annual Report on Form 10-K. The restricted stock vests on the first anniversary of the date of grant, if the director is still serving on the Board on the vesting date. As of December 31, 2010, Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel each held 2,005 unvested shares of restricted stock that will vest on June 3, 2011.

(2)	The amounts in this column are the grant date fair values of option awards granted during the fiscal year ended December 31, 2010 as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 15 to the consolidated financial statements for the year ended December 31, 2010 included in the Company’s 2010 Annual Report on Form 10-K. During the year ended December 31, 2010, Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel each received options to purchase 25,000 shares of our Common Stock with a per share grant date value of $12.08 and an exercise price per share of $16.09. As of December 31, 2010, Messrs. Ader, Chafetz, Forman, Koo, Schwartz and Siegel held options to acquire 57,051, 39,970, 43,349, 28,696, 107,644 and 40,100 shares of our Common Stock, respectively, of which 25,000 options held by each of them vest in four equal installments on each of the first four anniversaries of the February 23, 2010 date of grant. The remaining 32,051 options held by Mr. Ader, 14,970 options held by Mr. Chafetz, 18,349 options held by Mr. Forman, 3,696 options held by Dr. Koo, 82,644 options held by Mr. Schwartz and 15,100 options held by Mr. Siegel vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)	Mr. Chao was elected to the Board on July 27, 2010 and resigned from the Board on November 3, 2010.

(4)	The amounts in the table exclude fees paid by Sands China Ltd. to Messrs. Schwartz and Siegel in connection with their service as members of the Board of Directors of Sands China Ltd.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our 2004 Equity Award Plan as of December 31, 2010:

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights ($)	Column (a)
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	15,623,628	$33.67	7,676,411
Equity compensation plans not approved by security holders	—	—	—
Total	15,623,628	$33.67	7,676,411

(1)	Our 2004 Equity Award Plan was approved by our stockholders prior to our initial public offering. The performance-based provisions of our 2004 Equity Award Plan were reapproved by our stockholders at our 2008 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of Irwin A. Siegel (Chair), Jason N. Ader and Jeffrey H. Schwartz. The Board has determined that Messrs. Siegel, Ader and Schwartz meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that each of the members of the Audit Committee are financially literate and Mr. Siegel qualifies as the audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Among its various activities, the Audit Committee reviews:

1.	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	The independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	The Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2010, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Irwin A. Siegel, Chairman
Jason N. Ader
Jeffrey H. Schwartz

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid or payable to our independent registered public accounting firm in 2009 and 2010 for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

			% of Services
			Approved by Audit
	2009	2010	Committee

Audit Fees	$5,710,014	$4,703,068	100%
Audit Related Fees	$1,411,101	$486,285	100%
Tax Fees	$1,279,001	$551,153	100%
All Other Fees	$23,526	$160,757	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit related accounting consultations, required statutory audits of certain of the Company’s subsidiaries and work related to the 2009 and 2010 equity and debt securities offerings.

The category of “Audit Related Fees” includes accounting related consultations, services related to pension and benefit plans, due diligence services related to contemplated investments and acquisitions and other special services and reports.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” principally includes fees for a human capital benchmarking study, license fees for an accounting literature research database, identity theft/privacy enablement services and advisory services related to global cash management.

Pre-Approval Policies and Procedures

Our Audit Committee Charter contains our policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Act and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, the independent registered public accounting firm will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the terms of the tax services are agreed to by the Audit Committee, the tax engagement letters will be formally accepted. All other non-audit services will require pre-approval from the Board on a case-by-case basis.

If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

CERTAIN TRANSACTIONS

Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related-party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. For more information about our policies with respect to transactions with related parties, see “Corporate Governance — Related Party Transactions.”

Administrative Services Agreement

Pursuant to an administrative services agreement among Las Vegas Sands, Inc. (now known as Las Vegas Sands, LLC), certain of its subsidiaries and Interface Operations, LLC, an entity that is controlled by Mr. Adelson, our Chairman and Chief Executive Officer, and his wife, Dr. Miriam Adelson and that is otherwise unaffiliated with us (“Interface Operations”), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space.

Registration Rights Agreement

Messrs. Adelson, Forman and Goldstein and certain other stockholders and employees, former employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.

On November 14, 2008, the Company entered into a second amended and restated registration rights agreement with Dr. Adelson and certain other stockholders in connection with (i) Dr. Adelson’s purchase of shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock and (ii) the conversion of convertible notes held by Dr. Adelson into 86,363,636 shares of Common Stock. Dr. Adelson was granted the same registration rights with respect to the Series A Preferred Stock, the warrants and the Common Stock issuable upon exercise of the warrants and the conversion of the convertible notes as the registration rights previously granted under the registration rights agreement described above.

Transactions Relating to Aircraft

Aviation and Related Personnel

Sands Aviation, LLC (“Sands Aviation” and formerly known as Interface Employee Leasing, LLC), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of the Company and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between the Company and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface Operations, respectively. In addition, hangar lease costs are allocated based upon the number and type of aircraft maintained by the Company and Interface Operations, respectively. During 2010, Sands Aviation charged Interface Operations approximately $9.2 million for its use of Sands Aviation’s aviation and related personnel and other overhead costs.

Time Sharing Agreements

The Company and its subsidiaries use aircraft owned by companies controlled by Mr. Adelson for business purposes, including flying customers to our properties. The Company believes that its use of these aircraft provides the Company with a significant competitive advantage in attracting customers to the Company’s properties and that similar aircraft with comparable amenities are not generally available for charter. The Company believes that the amounts paid to companies controlled by Mr. Adelson for the use of the aircraft are less than the Company would be required to pay to a third party provider, if comparable aircraft were available, and also believes that the amounts paid pursuant to the agreements relating to the use of the aircraft described below do not provide for profits or a return on investment to the companies controlled by Mr. Adelson.

On November 6, 2009, the Company entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations that were effective as of January 1, 2009. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vi) all communications charges, including in-flight telephone. The agreements and the amounts paid under each agreement are as follows:

•	an aircraft cost sharing agreement providing for Interface Operations’ use on a time sharing basis of two Boeing 737 aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.1 million in respect of Interface Operations’ 2010 use of Company aircraft;

•	an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of three Gulfstream G-IV aircraft and one Gulfstream G-V aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.1 million in respect of Interface Operations’ 2010 use of Company aircraft;

•	an aircraft time sharing agreement providing for the Company’s use on a time sharing basis of a Boeing Business Jet, a Gulfstream G-III aircraft and a Gulfstream G-IV aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $2.3 million in respect of the Company’s 2010 use of Interface Operations’ aircraft; and

•	an aircraft cost sharing agreement providing for the Company’s use on a time sharing basis of a Boeing 767 aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $0.9 million in respect of the Company’s 2010 use of Interface Operations’ aircraft.

In addition, on November 6, 2009, the Company entered into an aircraft cost allocation agreement with Interface Operations Bermuda, LTD (“Interface Bermuda”), a company controlled by Mr. Adelson, that was effective as of January 1, 2009. Under the terms of the agreement, the Company is entitled to the use, on a time sharing basis, of two Boeing 747 Aircraft provided by Interface Bermuda. Under the agreement, the Company has agreed to pay Interface Bermuda fees of up to (i) a pro rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vii) all communications charges, including in-flight telephone. Interface Bermuda charged the Company approximately $13.0 million in respect of the Company’s 2010 use of Interface Bermuda’s aircraft.

Purchase of Restaurant

During 2003, Las Vegas Sands, Inc. purchased the lease interest and assets of Carnevale Coffee Bar LLC, which operated a coffee bar in The Venetian, for $3.1 million, of which $625,000 was payable during 2003 and $250,000 is payable annually over ten years, beginning in September 2003. Half of the purchase price is payable to a family trust of Mr. Adelson’s that owned a 50% interest in Carnevale Coffee Bar LLC.

10% Series A Cumulative Perpetual Preferred Stock

On November 14, 2008, the Company sold to Dr. Miriam Adelson, the wife of Mr. Adelson, our principal stockholder, Chairman and Chief Executive Officer, units consisting of 5,250,000 shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock at an exercise price of $6.00 per share, on substantially the same terms as those offered to the public in a simultaneous public offering. The aggregate purchase price paid by Dr. Adelson was $525.0 million. During 2010, the Company paid Dr. Adelson quarterly dividend payments on the preferred stock in the aggregate amount of $52.5 million.

Other Transactions with Mr. Adelson and His Family

We have employed Dr. Miriam Adelson, the wife of Mr. Adelson, our Chairman and Chief Executive Officer, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $53,000 during 2010.

During 2010, we employed one of Mr. Adelson’s stepdaughters as the special assistant to the Company’s Chairman and Chief Executive Officer and one of Mr. Adelson’s son-in-laws as the Vice President of Corporate Strategy. They were paid approximately $51,000 and $286,000, respectively, for their work performed during 2010.

During 2010, we leased office space at The Venetian to Interface Operations, a company controlled by Mr. Adelson. Interface Operations, paid the Company approximately $61,000 in rent related to 2010. In addition, Interface Operations purchased approximately $21,000 of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2010.

Mr. Adelson and his family purchased approximately $0.8 million of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2010.

Property and Casualty Insurance

With the exception of aviation related coverages, the Company and entities controlled by Mr. Adelson which are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation related coverages together. The Company and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect three Class I directors. The three nominees are Charles D. Forman, George P. Koo and Irwin A. Siegel.

In the event any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Nominee Information

Charles D. Forman.  Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC since March 2004. Mr. Forman served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute and an Overseer of Beth Israel Deaconess Medical Center.

George P. Koo.  Group of Deloitte & Touche LLP. From April 1999 until April 2008, Dr. Koo was the Director of the Chinese Services Group of Deloitte & Touche LLP. He is a member of Committee of 100, a national organization of prominent Chinese Americans, the Pacific Council for International Policy and the Beijing-based Overseas Friendship Association and a director of New America Media, a non-profit organization.

Irwin A. Siegel.  Mr. Siegel has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is a past president of the Weinstein Hospice in Atlanta. Mr. Siegel also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company is scheduled to meet prior to the stockholders’ meeting to select, subject to ratification by the stockholders, the independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2011. It is anticipated the Audit Committee will select the firm of PricewaterhouseCoopers LLP.

A representative of PricewaterhouseCoopers LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2011.

PROPOSAL NO. 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The say-on-pay vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our stockholders at least once every three calendar years thereafter.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above referenced disclosures appear at pages 18-46 of this proxy statement.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).

PROPOSAL NO. 4

AN ADVISORY (NON-BINDING) VOTE ON HOW FREQUENTLY STOCKHOLDERS SHOULD VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Act, our stockholders are being provided with an advisory (non-binding) vote on how frequently our stockholders should have an advisory (non-binding) vote on the compensation of our executive officers. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering how frequently to hold say-on-pay votes. We refer to this non-binding advisory vote as the “say-on-frequency” vote. You may choose from the following alternatives: every year, every two years, every three years or you may abstain.

The say-on-frequency vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our stockholders at least once every six calendar years thereafter.

The Board of Directors believes that having an annual say-on-pay vote to approve the compensation of our executive officers in satisfaction of U.S. disclosure rules is appropriate. Moreover, the Board of Directors believes that more frequent say-on-pay votes will permit the Board of Directors to receive current feedback on a timely basis from our stockholders regarding our compensation program for our executive officers, which will enable us to implement more quickly any modifications that the Board of Directors determine to be appropriate.

The Board of Directors recommends that you vote in favor of holding a non-binding advisory vote every year to approve the compensation of our executive officers as disclosed pursuant to the compensation disclosure rules of the SEC.

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2012 annual meeting of stockholders, to be considered for inclusion in our proxy statement for that annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no earlier than February 11, 2012 and no later than March 12, 2012, to the attention of the Corporate Secretary as follows: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

With respect to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2012 annual meeting, if that stockholder fails to notify us of its proposal in the manner set forth above by March 12, 2012, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2012 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2012 annual meeting. Any stockholder proposals must comply in all respects with Rule 14a-8 of Regulation 14A and other applicable rules and regulations of the SEC.

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2011: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2010 are available on our website at http://investor.lasvegassands.com/proxy.cfm.

APPENDIX A

LAS VEGAS SANDS CORP. AUDIT COMMITTEE CHARTER

I.	Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Las Vegas Sands Corp. (the “Company”) in fulfilling its oversight responsibilities with respect to (a) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the audit of the Company’s financial statements, (e) the performance of the Company’s internal audit function and independent registered public accounting firm and (f) such other matters as shall be mandated under applicable laws, rules and regulations as well as listing standards of the New York Stock Exchange (“Applicable Requirements”).

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and Applicable Requirements. These are the responsibilities of management and the independent registered public accounting firm.

Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Nevada General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Nevada General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or the Company by its officers or employees or by outside experts.

II.	Organization

The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy, experience and expertise requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the New York Stock Exchange and any other regulatory requirements. If a member of the Audit Committee ceases to be independent in accordance with the above referenced independence requirements, for reasons outside the member’s reasonable control, that person, with notice by the Company to the New York Stock Exchange, may remain an Audit Committee member until the earlier of, the next annual shareholders meeting of the Company or one year from the occurrence of the event that caused the member to be no longer independent. The Company’s board shall appoint at least one member of the Audit Committee who shall have accounting or related financial management expertise, as the Company’s board determines in its business judgment.

The members of the Audit Committee shall be appointed by the Board. Members of the Audit Committee may be removed at any time by action of the Board. The Audit Committee’s chairperson shall be designated by the Board or, if it does not do so, the members of the Audit Committee shall elect a chairperson by a vote of the majority of the full Audit Committee. No Audit Committee member shall serve on the audit committees of more than three public companies without the determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee.

III.	Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management, the chief internal auditor and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. Meetings may be held telephonically to the extent permitted by the Company’s organizational documents and applicable Nevada law.

IV.	Authority and Responsibilities

In recognition of the fact that the independent registered public accounting firm is ultimately accountable to the Board of Directors and the Audit Committee, the Audit Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or to nominate the independent registered public accounting firm for stockholder approval), (b) approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm and (c) perform such other duties and responsibilities set forth under Applicable Requirements. The Audit Committee may consult with management and the internal audit group but shall not delegate these responsibilities.

In fulfilling its duties and responsibilities hereunder, the Audit Committee will be entitled to reasonably rely on (a) the integrity of those persons within the Company and of the professionals and experts (such as the independent registered public accounting firm) from which it receives information, (b) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts and (c) representations made by the independent registered public accounting firm as to any services provided by such firm to the Company.

To fulfill its responsibilities, the Audit Committee shall:

With respect to the independent registered public accounting firm:

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services or other work for the Company and ensure that each such firm shall report directly to it.

2.	Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent registered public accounting firm and (b) all non-audit services to be provided by such firm as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of the Audit Committee to a designated member of the Audit Committee, provided that the decisions made by such member are presented to the full Audit Committee at its next scheduled meeting for ratification. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to audit and non-audit services. Evaluate on an annual basis the performance of the independent registered public accounting firm, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors.

3.	Evaluate on an annual basis the performance of the Company’s independent registered public accounting firm, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal auditors.

4.	Ensure that the independent registered public accounting firm submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1 and any similar requirements as to independence under Applicable Requirements. Discuss with the independent registered public accounting firm any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and satisfy itself as to the independent registered public accounting firm’s independence.

5.	At least annually, obtain and review an annual report from the independent registered public accounting firm describing (a) such firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues and (c) (to assess the independence of the independent registered public accounting firm) all relationships between such firm and the Company.

6.	Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements under Applicable Requirements, including Regulation S-X, have been complied with. Consider whether, in order to assure the continuing independence of the registered public accounting firm, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.

7.	Review all reports required to be submitted by the independent registered public accounting firm to the Audit Committee under Section 10A of the Securities Exchange Act and other Applicable Requirements.

8.	Review, based upon the recommendation of the independent registered public accounting firm and the chief internal auditor, the scope and plan of the work to be done by the independent registered public accounting firm.

With respect to the annual financial statements:

9.	Meet to review and discuss the Company’s annual audited financial statements with management, the internal audit group and the independent registered public accounting firm, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.	Discuss with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards Nos. 61, 89 and 90, as amended, or any other Applicable Requirements.

11.	Based on the review and discussions referred to in paragraphs 4, 9 and 10 above, recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

12.	Prepare the report required by the Securities and Exchange Commission to be included in the Company’s periodic reports, annual proxy statement and any other reports of the Audit Committee required by Applicable Requirements.

With respect to quarterly financial statements:

13.	Meet to review and discuss the Company’s quarterly financial statements with management, the internal audit group and the independent registered public accounting firm, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent registered public accounting firm’s review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Annual reviews:

14.	Review and discuss with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles and policies and compliance with GAAP. Review and discuss analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

15.	Prior to the filing of any audited financial statements with the Securities and Exchange Commission, review with the independent registered public accounting firm (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accounting firm and (iii) other material written communications between the independent registered public accounting firm and management.

Periodic reviews:

16.	Periodically meet separately with each of management, the independent registered public accounting firm and the internal audit group. At such meetings review (a) any significant disagreement between management and the independent registered public accounting firm or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

17.	Periodically review with the independent registered public accounting firm any other audit problems or difficulties (including accounting adjustments that were noted or proposed by such firm but passed by management (due to immateriality or otherwise)), communications between the audit engagement team and the independent registered public accounting firm’s national office regarding auditing or accounting issues and management or internal control letters issued or proposed to be issued, by the independent registered public accounting firm to the Company) and management’s response to such letters. The review shall also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

18.	Periodically discuss with the independent registered public accounting firm, without management being present, (a) their judgment about the quality, integrity and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

19.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent registered public accounting firm, management or the internal audit group. Review with the independent registered public accounting firm, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

20.	Review and discuss with management, the internal audit group, the independent registered public accounting firm and the Company’s in-house and independent counsel, as appropriate, the Company’s legal compliance report and any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in regulatory and accounting initiatives, standards or rules.

Discussions with management:

21.	Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures (as defined in Regulation G) and other pro forma presentations, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

22.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

23.	Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the internal audit function and internal controls:

24.	Review, based upon the recommendation of the independent registered public accounting firm and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.

25.	Review and approve the appointment and replacement of the Company’s chief internal auditor.

26.	Review on an annual basis the performance of the internal audit group.

27.	In consultation with the independent registered public accounting firm and the internal audit group, review the adequacy of the Company’s internal controls and its procedures designed to ensure compliance with laws and regulations and any special audit steps adopted in light of material control deficiencies.

28.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

29.	Understand the scope of the review by the internal audit group and the Company’s independent registered public accounting firm of the Company’s internal control over financial reporting and obtain summaries of significant findings and recommendations, together with management’s responses. Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the independent registered public accounting firm’s attestation report on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002.

30.	Review with management and the independent registered public accounting firm any reports or disclosure submitted by management to the Audit Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

31.	Review with management any management letters and the steps management intends to take to address the issues raised by those letters.

Other:

32.	Review and approve all related-party transactions required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s code of business conduct and ethics.

33.	Review and approve (a) any amendment to or waiver from the Company’s code of business conduct and ethics for executive officers and directors and (b) any public disclosure made regarding such change or waiver.

34.	Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

35.	Review its own performance annually.

36.	Report regularly to the Board. Review with the full Board any issues that have arisen before the Audit Committee with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm or the performance of the internal audit group.

37.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.	Former Employees of the Independent Registered Public Accounting Firm

The Audit Committee shall be required to preapprove the hiring of any employee or former employee of the independent registered public accounting firm who was a member of the Company’s audit engagement team within the preceding two fiscal years. The Audit Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the independent registered public accounting firm and was a member of the Company’s audit engagement team within the preceding two fiscal years unless (A) (i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Audit Committee determines that the hiring of such individual is in the best interests of the Company’s shareholders or (B) such individual becomes employed by the Company as a result of a business combination and the Audit Committee was made aware of such individual’s prior relationship with the Company as a member of its audit engagement team.

VI.	Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other advisors or consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of (a) compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other advisors or consultants retained to advise the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Admission Ticket Annual Meeting of Stockholders of LAS VEGAS SANDS CORP. June 10, 2011 2:00 p.m. (Eastern Time) Sheraton New York Hotel & Towers 811 Seventh Ave. New York, NY 10019 This ticket must be presented at the door for entrance to the meeting. Stockholders may bring one guest to the meeting. Stockholder Name: _ _ _ _ _ [ ] WITH SPOUSE/SIGNIFICANT OTHER _ _ _ [ ] WITHOUT SPOUSE/SIGNIFICANT OTHER _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ (Please Print) Agenda 1. To elect two directors to the Board of Directors, each —. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . —— 1 FORM OF PROXY LAS VEGAS SANDS CORP. Proxy for Annual Meeting of Stockholders June 10, 2011 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Michael A. Leven, Robert G. Goldstein and Kenneth J. Kay, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held at Sheraton New York Hotel & Towers, 811 Seventh Ave., New York, NY 10019, on June 10, 2011, at 2:00 p.m. (Eastern time), and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. (Continued and to be SIGNED on the other side) COMMENTS: 14475

ANNUAL MEETING OF STOCKHOLDERS OF LAS VEGAS SANDS CORP. June 10, 2011 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2011: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2010 are available on our website at http://investor.lasvegassands.com/proxy.cfm. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20330304000000001000 4 061011 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 3 AND FOR “ONE YEAR” ON ITEM 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent NOMINEES: registered public accounting firm. FOR ALL NOMINEES O Charles D. Forman FOR AGAINST ABSTAIN O George P. Koo O Irwin A. Siegel 3. To consider and act upon an advisory (non-binding) WITHHOLD AUTHORITY FOR ALL NOMINEES proposal on executive compensation. FOR ALL EXCEPT 1 year 2 years 3 years ABSTAIN (See instructions below) 4. To consider and act upon an advisory (non-binding) proposal on how frequently stockholders should vote to approve compensation of our named executive officers. This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Items 1, 2 and 3 and for ONE YEAR on Item 4 and otherwise in the discretion of the Proxies at the annual meeting or any INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” adjournments or postponement thereof. and fill in the circle next to each nominee you wish to withhold, as shown here: Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. I plan to attend meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF LAS VEGAS SANDS CORP. June 10, 2011 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. COMPANY NUMBER TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. ACCOUNT NUMBER Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2011: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2010 are available on our website at http://investor.lasvegassands.com/proxy.cfm. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— —— 20330304000000001000 4 061011 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 3 AND FOR “ONE YEAR” ON ITEM 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent NOMINEES: registered public accounting firm. FOR ALL NOMINEES O Charles D. Forman FOR AGAINST ABSTAIN O George P. Koo 3. To consider and act upon an advisory (non-binding) WITHHOLD AUTHORITY O Irwin A. Siegel FOR ALL NOMINEES proposal on executive compensation. FOR ALL EXCEPT 1 year 2 years 3 years ABSTAIN (See instructions below) 4. To consider and act upon an advisory (non-binding) proposal on how frequently stockholders should vote to approve compensation of our named executive officers. This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Items 1, 2 and 3 and for ONE YEAR on Item 4 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, JOHN SMITH tax documents and other important stockholder correspondence. 1234 MAIN STREET APT. 203 TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE NEW YORK, NY 10038 SIDE OF THIS CARD. I plan to attend meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Annual Stockholder Meeting of LAS VEGAS SANDS CORP. To Be Held On: June 10, 2011 at 2:00 p.m. (Eastern time) Sheraton New York Hotel & Towers, 811 Seventh Ave., New York, NY 10019 COMPANY NUMBER JOHN SMITH 1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038 CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/27/11. Please visit http://investor.lasvegassands.com/proxy.cfm, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. Election of Directors: 2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public NOMINEES: accounting firm. Charles D. Forman George P. Koo 3. To consider and act upon an advisory (non-binding) proposal on executive Irwin A. Siegel compensation. O Nominee #13 4. To consider and act upon an advisory (non-binding) proposal on how frequently stockholders should vote to approve compensation of our named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 3 AND FOR “ONE YEAR” ON ITEM 4. Please note that you cannot use this notice to vote by mail.